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Exhibit 99.2

SLM CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
THIRD QUARTER 2006
(Dollars in millions, except per share amounts, unless otherwise stated)

        The following supplemental information should be read in connection with SLM Corporation's (the "Company") press release of third quarter 2006 earnings, dated October 19, 2006.

        This Supplemental Financial Information release contains forward-looking statements and information that are based on management's current expectations as of the date of this document. When used in this report, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and yields on student loans under the Federal Family Education Loan Program ("FFELP") or result in loans being originated or refinanced under non-FFELP programs or may affect the terms upon which banks and others agree to sell FFELP loans to SLM Corporation, more commonly known as Sallie Mae, and its subsidiaries (collectively, "the Company"). In addition, a larger than expected increase in third party consolidations of our FFELP loans could materially adversely affect our results of operations. The Company could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements; changes in the composition of our Managed FFELP and Private Education Loan portfolios; a significant decrease in our common stock price, which may result in counterparties terminating equity forward positions with us, which, in turn, could have a materially dilutive effect on our common stock; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; losses from loan defaults; changes in prepayment rates and credit spreads; and changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services.

        Definitions for capitalized terms in this document can be found in the Company's 2005 Form 10-K filed with the SEC on March 9, 2006.

        Certain reclassifications have been made to the balances as of and for the quarter ended September 30, 2005, to be consistent with classifications adopted for the quarter ended September 30, 2006.

RESULTS OF OPERATIONS

        The following table presents the statements of income for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

Statements of Income

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$365	$337	$270	$1,000	$700
Consolidation Loans	916	841	677	2,579	1,739
Private Education Loans	255	234	174	730	430
Other loans	24	24	22	71	62
Cash and investments	141	125	70	362	187

Total interest income	1,701	1,561	1,213	4,742	3,118
Interest expense	1,363	1,204	829	3,660	2,057

Net interest income	338	357	384	1,082	1,061
Less: provisions for losses	67	68	12	195	138

Net interest income after provisions for losses	271	289	372	887	923

Other income:
Gains on student loan securitizations	201	671	—	902	312
Servicing and securitization revenue	187	83	(16)	369	277
Losses on investments, net	(13)	(8)	(43)	(25)	(57)
Gains (losses) on derivative and hedging activities, net	(131)	123	316	(95)	176
Guarantor servicing fees	39	33	36	99	94
Debt management fees	122	90	93	304	261
Collections revenue	58	67	42	182	119
Other	88	75	74	235	206

Total other income	551	1,134	502	1,971	1,388
Operating expenses	354	316	292	993	842

Income before income taxes and minority interest in net earnings of subsidiaries	468	1,107	582	1,865	1,469
Income taxes(1)	204	382	150	722	513

Income before minority interest in net earnings of subsidiaries	264	725	432	1,143	956
Minority interest in net earnings of subsidiaries	1	1	1	4	5

Net income	263	724	431	1,139	951
Preferred stock dividends	9	9	7	26	14

Net income attributable to common stock	$254	$715	$424	$1,113	$937

Diluted earnings per common share(2)	$.60	$1.52	$.95	$2.56	$2.10

(1)
Income tax expense includes the permanent tax impact of excluding gains and losses from equity forward contracts from taxable income.

(2)	Impact of Co-Cos on GAAP diluted earnings per common share	$—	$(.08)	$(.04)	$(.07)	$(.08)

Earnings Release Summary

        The following table summarizes GAAP income statement items disclosed separately in the Company's press releases of earnings or the Company's quarterly earnings conference calls for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Quarters ended			Nine months ended
(in thousands)	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Reported net income	$263,472	$723,778	$431,350	$1,138,851	$951,249
Preferred stock dividends	(9,221)	(8,787)	(7,288)	(26,309)	(14,071)

Reported net income attributable to common stock	254,251	714,991	424,062	1,112,542	937,178
(Income) expense items disclosed separately (tax effected):
Non-recurring Special Allowance Payment ("SAP")	—	(6,428)	—	(6,428)	—
Update of Borrower Benefits estimates	—	—	(9,815)	(6,610)	(14,498)
Change in Private Education Loan allowance estimates	—	—	—	—	34,005
Change in Private Education Loan loss reserve recovery estimate	—	—	(30,547)	—	(30,547)
Leveraged lease impairment charge	—	—	24,774	—	24,774
CLC lawsuit settlement charge	—	—	—	—	8,820

Total (income)/expense items disclosed separately (tax effected)	—	(6,428)	(15,588)	(13,038)	22,554

Net income attributable to common stock excluding the impact of items disclosed separately	254,251	708,563	408,474	1,099,504	959,732
Adjusted for debt expense of Co-Cos, net of tax	17,962	16,460	11,971	49,239	30,887

Net income attributable to common stock, adjusted	$272,213	$725,023	$420,445	$1,148,743	$990,619

Average common and common equivalent shares outstanding(1)	449,841	454,314	458,798	452,012	461,222

(1)
The difference in common stock equivalent shares outstanding between GAAP and "Core Earnings" is caused by the effect of unrealized gains and losses on equity forward contracts on the GAAP calculation. These unrealized gains and losses are excluded from "Core Earnings."

        The following table summarizes "Core Earnings" income statement items disclosed separately in the Company's press releases of earnings or the Company's quarterly earnings conference calls for the quarters ended September, 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005. See "BUSINESS SEGMENTS" for a discussion of "Core Earnings" and a reconciliation of "Core Earnings" net income to GAAP net income.

	Quarters ended			Nine months ended
(in thousands)	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
"Core Earnings" net income	$320,620	$319,750	$311,635	$927,251	$846,920
Preferred stock dividends	(9,221)	(8,787)	(7,288)	(26,309)	(14,071)

"Core Earnings" net income attributable to common stock	311,399	310,963	304,347	900,942	832,849
(Income) expense items disclosed separately (tax effected):
Non-recurring SAP	—	(11,343)	—	(11,343)	—
Update of Borrower Benefits estimates	—		(13,410)	(9,339)	(21,664)
Change in Private Education Loan allowance estimates	—	—	—	—	(2,264)
Change in Private Education Loan loss reserve recovery estimate	—	—	(40,627)	—	(40,627)
Leveraged lease impairment charge	—	—	24,774	—	24,774
CLC lawsuit settlement charge	—	—	—	—	8,820

Total (income)/expense items disclosed separately (tax effected)	—	(11,343)	(29,263)	(20,682)	(30,961)

"Core Earnings" net income attributable to common stock excluding the impact of items disclosed separately	311,399	299,620	275,084	880,260	801,888
Adjusted for debt expense of Co-Cos, net of tax	17,962	16,460	11,971	49,239	30,887

"Core Earnings" net income attributable to common stock, adjusted	$329,361	$316,080	$287,055	$929,499	$832,775

Average common and common equivalent shares outstanding(1)	453,604	454,314	458,798	453,736	461,222

(1)
The difference in common stock equivalent shares outstanding between GAAP and "Core Earnings" is caused by the effect of unrealized gains and losses on equity forward contracts on the GAAP calculation. These unrealized gains and losses are excluded from "Core Earnings."

Stock-Based Compensation Expense

        During the first quarter of 2006, we adopted the Financial Accounting Standards Board's ("FASB's") Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123(R) requires all share based payments to employees to be recognized in the income statement based on their fair values. For the quarters ended September 30, 2006 and June 30, 2006, reported net income attributable to common stock included $10 million and $9 million, respectively, related to stock option compensation expense, net of related tax effects. The following table is a pro forma presentation of our results had SFAS No. 123(R) been in effect for all periods presented.

	Quarters ended			Nine months ended
(in thousands)	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Reported net income attributable to common stock	$254,251	$714,991	$424,062	$1,112,542	$937,178
Less: Pro forma stock-based compensation expense, net of related tax effects	—	—	(9,081)	—	(29,670)

Pro forma net income attributable to common stock	$254,521	$714,991	$414,981	$1,112,542	$907,508

Diluted earnings per common share	$.60	$1.52	$.95	$2.56	$2.10

Pro forma diluted earnings per common share	$.60	$1.52	$.93	$2.56	$2.04

        For the quarters ended September 30, 2006 and June 30, 2006, "Core Earnings" net income attributable to common stock included $10 million and $9 million, respectively, related to stock option compensation expense, net of related tax effects. The following table is a pro forma presentation of our "Core Earnings" results had SFAS No. 123(R) been in effect for all periods presented (see "BUSINESS SEGMENTS" for a discussion of "Core Earnings" and a reconciliation of "Core Earnings" net income to GAAP net income).

	Quarters ended			Nine months ended
(in thousands)	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
"Core Earnings" net income attributable to common stock	$311,399	$310,963	$304,347	$900,942	$832,849
Less: Pro forma stock-based compensation expense, net of related tax effects	—	—	(9,081)	—	(29,670)

Pro forma "Core Earnings" net income attributable to common stock	$311,399	$310,963	$295,266	$900,942	$803,179

"Core Earnings" diluted earnings per common share	$.73	$.72	$.69	$2.09	$1.87

Pro forma "Core Earnings" diluted earnings per common share	$.73	$.72	$.67	$2.09	$1.81

DISCUSSION OF RESULTS OF OPERATIONS

Consolidated Earnings Summary

Three Months Ended September 30, 2006 Compared to Three Months Ended June 30, 2006

        For the three months ended September 30, 2006, net income was $263 million ($.60 diluted earnings per share), a 64 percent decrease from the $724 million in net income ($1.52 diluted earnings per share) for the three months ended June 30, 2006. On a pre-tax basis, third-quarter 2006 net income of $468 million was a 58 percent decrease from the $1.1 billion in pre-tax net income earned in the second quarter of 2006. The larger percentage decrease in quarter-over-quarter, after-tax net income versus pre-tax net income is driven by the permanent impact of excluding non-taxable gains and losses on equity forward contracts in the Company's stock from taxable income. Under SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," we are required to mark the equity forward contracts to market each quarter and recognize the change in their value in income. Conversely, these unrealized gains and losses are not recognized on a tax basis. In the third quarter of 2006, the unrealized loss on our outstanding equity forward contracts was $99 million, a decrease of $138 million versus the unrealized gain of $39 million recognized in the second quarter of 2006. Gains and losses on equity forward contracts are primarily caused by fluctuations in the Company's stock price. Excluding these gains and losses from taxable income increased the effective tax rate from 35 percent in the second quarter of 2006 to 44 percent in the third quarter of 2006.

        When comparing the pre-tax results of the third quarter to the second quarter, there were several factors contributing to the decrease, the two largest of which were a decrease in securitization gains of $470 million and a decrease in the net gains and losses on derivative and hedging activities of $254 million. The decrease in securitization gains can primarily be attributed to two Private Education Loan securitizations in the second quarter of 2006, which had pre-tax gains of $648 million or 16 percent of the amount securitized, versus a gain of $182 million on one Private Education Loan transaction in the third quarter of 2006. Private Education Loan securitizations generally have significantly higher gains as a percentage of assets securitized compared to FFELP securitizations due to the higher earning spreads on those loans. The decrease in net gains and losses on derivative and hedging activities primarily relates to the unrealized mark-to-market gains and losses on our derivatives that do not receive hedge accounting treatment. The greatest impact resulted from a $178 million decrease related to our Floor Income Contracts, caused by declining interest rates, and from a $138 million decrease in our equity forward contracts as discussed above. These unrealized losses were partially offset by unrealized gains on our basis swaps.

        Offsetting the losses discussed above was an increase of $104 million in servicing and securitization income over the second quarter. This increase can primarily be attributed to a reduction in impairments to our Retained Interests in securitizations of $87 million. The impairment in the second quarter was primarily caused by higher than expected Consolidation Loan activity and in response, we increased our Constant Prepayment Rate ("CPR") assumption to reflect higher Consolidation Loan activity.

        Net interest income decreased by $19 million or 5 percent versus the prior quarter due to a 17 basis point decrease in the net interest margin. The decrease in net interest margin is due to a 16 basis point decrease in the on-balance sheet student loan spread. The second-quarter spread included $10 million or 5 basis points of income associated with non-recurring SAP that we accrued on PLUS loans.

        During the third quarter we acquired $11.3 billion in student loans, including $2.8 billion in Private Education Loans. In the second quarter of 2006, we acquired $7.9 billion in student loans, of which $1.7 billion were Private Education Loans. In the third quarter of 2006, we originated $7.8 billion of student loans through our Preferred Channel compared to $3.2 billion originated in the second quarter of 2006. Within our Preferred Channel, $4.6 billion or 59 percent were originated under Sallie Mae owned brands in the third quarter of 2006. The large increase in Preferred Channel Originations is primarily the result of the seasonality of student lending.

Three Months Ended September 30, 2006 Compared to Three Months Ended September 30, 2005

        For the three months ended September 30, 2006, net income of $263 million ($.60 diluted earnings per share) was a 39 percent decrease from net income of $431 million ($.95 diluted earnings per share) for the three months ended September 30, 2005. Third quarter 2006 pre-tax income of $468 million was a 20 percent decrease from $582 million earned in the third quarter of 2005. The larger percentage increase in current quarter over year-ago quarter, after-tax net income versus pre-tax net income is driven by fluctuations in the unrealized gains and losses on equity forward contracts as described above, which increased the effective tax rate from 26 percent in the third quarter of 2005 to 44 percent in the third quarter of 2006. In the third quarter of 2006, the unrealized loss on our outstanding equity forward contracts was $99 million versus an unrealized gain of $163 million in the third quarter of 2005.

        The decrease in the pre-tax results of the third quarter of 2006 versus the year-ago quarter is due primarily to a $447 million decrease in the net gain on derivative and hedging activities. The decrease in net gains and losses on derivative and hedging activities is primarily due to equity forwards (as mentioned above) and Floor Income Contracts. During the third quarter of 2006, the SLM stock price decreased versus an increase in the prior year period, resulting in a loss of $99 million on the equity forward contracts in the third quarter of 2006 versus a gain of $163 million in the prior year period. In the third quarter of 2006, we had a $90 million unrealized loss on our Floor Income Contracts due to declining forward interest rates, while in the year-ago period, rising forward interest rates resulted in an unrealized gain of $257 million.

        Offsetting the losses discussed above were the securitization gains in the third quarter of 2006 of $201 million that was primarily the result of a $182 million gain on a $1.1 billion Private Education Loan securitization. In the third quarter of 2005, we did not complete an off-balance sheet securitization transaction. Also, servicing and securitization income increased $203 million over the year-ago quarter. This increase can primarily be attributed to $171 million of impairments to our Retained Interests in securitizations recorded in the third quarter of 2005. Among other factors, impairments are caused by higher than expected Consolidation Loan activity. In anticipation of higher Consolidation Loan activity, in the second quarter of 2006, we increased our CPR assumption, which resulted in minimal impairments in the third quarter of 2006.

        Net interest income decreased by $46 million, or 12 percent year-over-year, due to a 39 basis point decrease in the net interest margin. The year-over-year decrease in the net interest margin is due to higher interest rates which reduced Floor Income by $35 million. The net interest margin was also negatively impacted by higher funding levels to finance the record Consolidation Loan activity in the third and fourth quarters of 2006 and by the increase in Consolidation Loans as a percentage of on-balance sheet student loans. Also, in the third quarter of 2005, we revised our method for estimating the qualification for borrower benefits and updated our estimates to account for programmatic changes as well as the effect of continued high levels of consolidations. These updates resulted in a reduction of $16 million or 8 basis points in our borrower benefits reserve in the third quarter.

        In the third quarter of 2006, fee and other income and collections revenue totaled $307 million, an increase of 25 percent over the year-ago quarter. This increase was primarily driven by the $29 million or 31 percent increase in debt management fees.

        Our Managed student loan portfolio grew by $16.3 billion, from $120.6 billion at September 30, 2005 to $136.9 billion at September 30, 2006. This growth was fueled by the acquisition of $11.3 billion of student loans, including $2.8 billion in Private Education Loans, in the quarter ended September 30, 2006, versus $8.4 billion acquired in the year-ago quarter, of which $2.3 billion were Private Education Loans. In the quarter ended September 30, 2006, we originated $7.8 billion of student loans through our Preferred Channel, an increase of 8 percent over the $7.2 billion originated in the year-ago quarter.

Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005

        For the nine months ended September 30, 2006, net income was $1.1 billion ($2.56 diluted earnings per share), a 20 percent increase from the $951 million in net income ($2.10 diluted earnings per share) for the nine months ended September 30, 2005. On a pre-tax basis, year-to-date 2006 net income of $1.9 billion was a 27 percent increase from the $1.5 billion in pre-tax net income earned in the first nine months of 2005. The lower percentage increase in year-over-year, after-tax net income versus pre-tax net income is driven by the permanent impact of excluding non-taxable gains and losses on equity forward contracts as described above, which increased the effective tax rate from 35 percent in the nine months ended September 30, 2005 to 39 percent in the nine months ended September 30, 2006. In the first nine months of 2006, the unrealized loss on our outstanding equity forward contracts was $182 million versus an unrealized gain of $65 million in the first nine months of 2005.

        The increase in year-over-year, pre-tax results is primarily due to a $590 million increase in securitization gains in the nine months ended September 30, 2006 versus 2005. The securitization gains in the first nine months of 2006 were primarily driven by the three Private Education Loan securitizations, which had total pre-tax gains of $830 million or 16 percent of the amount securitized, versus the year-ago period in which there was only one Private Education Loan securitization, which had a pre-tax gain of $231 million or 15 percent of the amount securitized.

        We recorded pre-tax impairments on our Retained Interests in securitizations of $148 million for the nine months ended September 30, 2006 and $195 million for the nine months ended September 30, 2005. The year-over-year reduction in the impairments was the primary reason for the $92 million year-over-year increase in servicing and securitization revenue.

        The pre-tax $271 million decrease in the net gains and losses on derivative and hedging activities primarily relates to a $473 million decrease in unrealized gains on derivatives that do not receive hedge accounting treatment, partially offset by a $202 million reduction in realized losses on derivatives and hedging activities, for the nine months ended September 30, 2006 versus the year-ago period. The decrease in unrealized gains was primarily due to the impact of the SLM stock price on our equity forward contracts which resulted in a mark-to-market unrealized loss of $182 million versus an unrealized gain of $65 million in the year-ago period, and to a decrease of $237 million in unrealized gains on Floor Income Contracts. The smaller unrealized gains on our Floor Income Contracts were primarily caused by higher interest rates in 2006 versus 2005. The impact from the equity forward contracts was due to the SLM stock price decreasing during the first nine months of 2006 versus an increase in the first nine months of 2005.

        Our Managed student loan portfolio grew by $16.3 billion, from $120.6 billion at September 30, 2005 to $136.9 billion at September 30, 2006. This growth was fueled by the acquisition of $27.8 billion of student loans, including $6.4 billion in Private Education Loans, in the nine months ended September 30, 2006, a 17 percent increase over the $23.7 billion acquired in the year-ago period, of which $4.9 billion were Private Education Loans. In the nine months ended September 30, 2006, we originated $18.6 billion of student loans through our Preferred Channel, an increase of 11 percent over the $16.8 billion originated in the year-ago period.

NET INTEREST INCOME

Taxable Equivalent Net Interest Income

        The amounts in the following table are adjusted for the impact of certain tax-exempt and tax-advantaged investments based on the marginal federal corporate tax rate of 35 percent.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Interest income:
Student loans	$1,536	$1,412	$1,121	$4,309	$2,869
Other loans	24	24	22	71	62
Cash and investments	141	125	70	362	187
Taxable equivalent adjustment	1	1	1	2	3

Total taxable equivalent interest income	1,702	1,562	1,214	4,744	3,121
Interest expense	1,363	1,204	829	3,660	2,057

Taxable equivalent net interest income	$339	$358	$385	$1,084	$1,064

Average Balance Sheets

        The following table reflects the rates earned on interest earning assets and paid on interest bearing liabilities for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Quarters ended
	September 30, 2006		June 30, 2006		September 30, 2005
	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
FFELP Stafford and Other Student Loans	$21,194	6.83%	$20,562	6.58%	$21,574	4.97%
Consolidation Loans	54,968	6.61	52,201	6.47	48,774	5.51
Private Education Loans	8,079	12.51	7,961	11.77	7,193	9.57
Other loans	1,133	8.63	1,090	8.72	1,036	8.40
Cash and investments	9,915	5.67	8,867	5.67	6,621	4.26

Total interest earning assets	95,289	7.09%	90,681	6.91%	85,198	5.65%

Non-interest earning assets	8,707		8,648		6,898

Total assets	$103,996		$99,329		$92,096

Average Liabilities and Stockholders' Equity
Short-term borrowings	$3,994	5.70%	$4,393	5.07%	$4,765	3.95%
Long-term borrowings	91,668	5.65	87,364	5.27	80,125	3.87

Total interest bearing liabilities	95,662	5.65%	91,757	5.26%	84,890	3.87%

Non-interest bearing liabilities	4,110		3,501		3,596
Stockholders' equity	4,224		4,071		3,610

Total liabilities and stockholders' equity	$103,996		$99,329		$92,096

Net interest margin		1.41%		1.58%		1.80%

	Nine months ended
	September 30, 2006		September 30, 2005
	Balance	Rate	Balance	Rate
Average Assets
FFELP Stafford and Other Student Loans	$20,433	6.54%	$20,268	4.62%
Consolidation Loans	53,829	6.41	45,081	5.16
Private Education Loans	8,348	11.69	6,615	8.69
Other loans	1,132	8.49	1,061	7.96
Cash and investments	8,618	5.63	6,523	3.86

Total interest earning assets	92,360	6.87%	79,548	5.25%

Non-interest earning assets	8,442		6,639

Total assets	$100,802		$86,187

Average Liabilities and Stockholders' Equity
Short-term borrowings	$4,186	5.18%	$4,515	3.72%
Long-term borrowings	88,803	5.27	75,044	3.44

Total interest bearing liabilities	92,989	5.26%	79,559	3.46%

Non-interest bearing liabilities	3,772		3,378
Stockholders' equity	4,041		3,250

Total liabilities and stockholders' equity	$100,802		$86,187

Net interest margin		1.57%		1.79%

        The decrease in the net interest margin for both the three and nine months ended September 30, 2006 versus the year-ago periods is primarily due to fluctuations in the student loan spread as discussed under "Student Loans—Student Loan Spread Analysis—On-Balance Sheet," and to the build-up of funding in anticipation of record Consolidation Loan activity as a result of borrowers locking in lower rates before the July 1 reset on FFELP Stafford loans.

Student Loans

        For both federally insured and Private Education Loans, we account for premiums paid, discounts received and certain origination costs incurred on the origination and acquisition of student loans in accordance with SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." The unamortized portion of the premiums and discounts is included in the carrying value of the student loan on the consolidated balance sheet. We recognize income on our student loan portfolio based on the expected yield of the student loan after giving effect to the amortization of purchase premiums and the accretion of student loan discounts, as well as interest rate reductions and rebates expected to be earned through Borrower Benefits programs. Discounts on Private Education Loans are deferred and accreted to income over the lives of the student loans. In the table below, this accretion of discounts is netted with the amortization of the premiums.

Student Loan Spread

        An important performance measure closely monitored by management is the student loan spread. The student loan spread is the difference between the income earned on the student loan assets and the interest paid on the debt funding those assets. A number of factors can affect the overall student loan spread such as:

  •
  the mix of student loans in the portfolio, with Consolidation Loans having the lowest spread and Private Education Loans having the highest spread;

  •
  the premiums paid, borrower fees charged and capitalized costs incurred to acquire student loans which impact the spread through subsequent amortization;

  •
  the type and level of Borrower Benefits programs for which the student loans are eligible;

  •
  the level of Floor Income and, when considering the "Core Earnings" spread, the amount of Floor Income-eligible loans that have been hedged through Floor Income Contracts; and

  •
  funding and hedging costs.

        The student loan spread is highly susceptible to liquidity, funding and interest rate risk. These risks are discussed separately in our 2005 Annual Report on Form 10-K at "LIQUIDITY AND CAPITAL RESOURCES" and in the "RISK FACTORS" discussion.

Student Loan Spread Analysis—On-Balance Sheet

        The following table analyzes the reported earnings from student loans on-balance sheet. For an analysis of our student loan spread for the entire portfolio of Managed student loans on a similar basis to the on-balance sheet analysis, see "LENDING BUSINESS SEGMENT—Student Loan Spread Analysis—'Core Earnings' Basis."

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
On-Balance Sheet
Student loan yield, before Floor Income	8.17%	7.92%	6.39%	7.86%	5.94%
Gross Floor Income	.02	.04	.20	.04	.30
Consolidation Loan Rebate Fees	(.68)	(.67)	(.65)	(.67)	(.65)
Borrower Benefits	(.13)	(.11)	(.04)	(.12)	(.11)
Premium and discount amortization	(.15)	(.16)	(.16)	(.14)	(.15)

Student loan net yield	7.23	7.02	5.74	6.97	5.33
Student loan cost of funds	(5.64)	(5.27)	(3.85)	(5.25)	(3.43)

Student loan spread	1.59%	1.75%	1.89%	1.72%	1.90%

Average Balances
On-balance sheet student loans	$84,241	$80,724	$77,541	$82,610	$71,964

Discussion of Student Loan Spread—Effects of Floor Income and Derivative Accounting

        One of the primary drivers of fluctuations in our on-balance sheet student loan spread is the level of gross Floor Income (Floor Income earned before payments on Floor Income Contracts) earned in the period. For the quarters ended September 30, 2006, June 30, 2006, and September, 30, 2005, we earned gross Floor Income of $5 million (2 basis points), $8 million (4 basis points) and $40 million (20 basis points), respectively. The reduction in gross Floor Income is primarily due to the increase in short-term interest rates. We believe that we have economically hedged most of the Floor Income through the sale of Floor Income Contracts, under which we receive an upfront fee and agree to pay the counterparty the Floor Income earned on a notional amount of student loans. These contracts do not qualify for hedge accounting treatment and as a result the payments on the Floor Income Contracts are included on the income statement with "gains (losses) on derivative and hedging activities, net" rather than in student loan interest income. Payments on Floor Income Contracts associated with on-balance sheet student loans for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 totaled $6 million (3 basis points), $8 million (4 basis points) and $38 million (19 basis points), respectively.

        In addition to Floor Income Contracts, we also extensively use basis swaps to manage our basis risk associated with interest rate sensitive assets and liabilities. These swaps generally do not qualify as accounting hedges and are likewise required to be accounted for in the "gains (losses) on derivative and hedging activities, net" line on the income statement. As a result, they are not considered in the calculation of the cost of funds in the above table.

Discussion of Student Loan Spread—Effects of Significant Events in the Quarters Presented

        In the second quarter of 2006, there was an increase in Consolidation Loan activity as FFELP Stafford borrowers locked in lower interest rates by consolidating their loans prior to the July 1 interest rate reset for FFELP Stafford loans. In addition, reconsolidation of Consolidation Loans through the Direct Loan program continued in the second quarter of 2006 from the backlog of processing applications after the March 31, 2006 prohibition (see "LENDING BUSINESS SEGMENT—Student Loan Activity" for further discussion). The increase in consolidations resulted in an increase in student loan premium write-offs for both FFELP Stafford and Consolidation Loans consolidated with third parties in the second quarter. At the same time, we shortened the premium amortization period for FFELP Stafford loans to account for the high rates of consolidation. Loans lost through consolidation benefit the student loan spread to a lesser extent through the write-off of the Borrower Benefits liability associated with these loans. Furthermore, in the second quarter of 2006, we accrued a net write-off to our Borrower Benefits liability for loans whose consolidation applications had been received but not yet processed by June 30, 2006, resulting in reductions to Borrower Benefits expense.

        The second quarter 2006 spread includes $10 million or 5 basis points of income associated with non-recurring SAP that we accrued on PLUS loans as a result of program changes effected by the Higher Education Reconciliation Act of 2005 ("Reconciliation Legislation").

        In the third quarter of 2005, we revised our method for estimating the qualification for Borrower Benefits and updated our estimates to account for programmatic changes as well as the effect of continued high levels of consolidations. These updates resulted in a reduction of $16 million or 8 basis points in our Borrower Benefits liability in the third quarter.

Discussion of Student Loan Spread—Other Quarter-over-Quarter Fluctuations

        After giving effect to the items discussed above, the decrease in the third quarter of 2006 on-balance sheet spread as compared to the second quarter of 2006 and to the prior year was primarily due to a higher cost of funds caused by the mismatch of reset frequency between the floating rate assets and liabilities. We economically hedge this risk through basis swaps that do not qualify as accounting hedges and are therefore not included in our interest expense. When compared to the prior year, the 2006 student loan spread benefited from the 12 percent increase in the average balance of Private Education Loans, which now constitutes 9.6 percent of the total average balance of on-balance sheet student loans versus 9.3 percent in the prior year. Also, the portfolio of on-balance sheet Private Education Loans in the third quarter of 2006 had higher average spreads than the on-balance sheet Private Education Loans in the third quarter of 2005.

On-Balance Sheet Floor Income

        For on-balance sheet student loans, gross Floor Income is included in student loan income whereas payments on Floor Income Contracts are included in the "gains (losses) on derivative and hedging activities, net" line in other income. The following table summarizes the components of Floor Income from on-balance sheet student loans, net of payments under Floor Income Contracts, for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Quarters ended
	September 30, 2006			June 30, 2006			September 30, 2005
	Fixed borrower rate	Variable borrower rate	Total	Fixed borrower rate	Variable borrower rate	Total	Fixed borrower rate	Variable borrower rate	Total
Floor Income:
Gross Floor Income	$5	$—	$5	$8	$—	$8	$40	$—	$40
Payments on Floor Income Contracts	(6)	—	(6)	(8)	—	(8)	(38)	—	(38)

Net Floor Income	$(1)	$—	$(1)	$—	$—	$—	$2	$—	$2

Net Floor Income in basis points	—	—	—	—	—	—	1	—	1

	Nine months ended
	September 30, 2006			September 30, 2005
	Fixed borrower Rate	Variable borrower Rate	Total	Fixed borrower Rate	Variable borrower Rate	Total
Floor Income:
Gross Floor Income	$27	$—	$27	$162	$—	$162
Payments on Floor Income Contracts	(28)	—	(28)	(150)	—	(150)

Net Floor Income	$(1)	$—	$(1)	$12	$—	$12

Net Floor Income in basis points	—	—	—	2	—	2

        Floor Income is primarily earned on fixed rate Consolidation Loans. During the first nine months of 2006, FFELP lenders reconsolidated Consolidation Loans using the Direct Loan program as a pass-through entity. This reconsolidation has left us in a slightly oversold position on our Floor Income Contracts and as a result net Floor Income was a loss of $1 million for the quarter. The Higher Education Act of 2005 has severely restricted the use of reconsolidation as of July 1, so we do not foresee any material impact on our Floor Income in the future.

Special Allowance Payments on 9.5 Percent Loans

        The Company maintains a portfolio of loans that, in accordance with the Higher Education Act ("HEA") and other regulatory guidance, is entitled to receive SAP equal to a minimum rate of return of 9.5 percent ("9.5 percent SAP loans"). In the third quarter of 2006, the Company earned $2.9 million in interest income in excess of income based upon the standard special allowance rate on this portfolio, as compared to $4.5 million and $12.2 million in the second quarter of 2006 and the third quarter of 2005, respectively. As of September 30, 2006, our portfolio of loans subject to the 9.5 percent minimum rate totaled approximately $550 million.

SECURITIZATION PROGRAM

Securitization Activity

        The following table summarizes our securitization activity for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Quarters ended
	September 30, 2006				June 30, 2006				September 30, 2005
	No. of Transactions	Amount Securitized	Pre-Tax Gain	Gain %	No. of Transactions	Amount Securitized	Pre-Tax Gain	Gain %	No. of Transactions	Amount Securitized		Pre-Tax Gain	Gain %
FFELP Stafford/PLUS loans	—	$—	$—	—%	—	$—	$—	—%	—	$		$—	—%
Consolidation Loans	2	4,001	19.5		1	2,500	23.9		—		—	—	—
Private Education Loans	1	1,088	182	16.7	2	4,000	648	16.2	—		—	—	—

Total securitizations—sales	3	5,089	$201	4.0%	3	6,500	$671	10.3%	—		—	$—	—%

Consolidation Loans(1)	1	3,001			1	3,001			3		7,276

Total securitizations—financings	1	3,001			1	3,001			3		7,276

Total securitizations	4	$8,090			4	$9,501			3		$7,276

	Nine months ended
	September 30, 2006				September 30, 2005
	No. of Transactions	Amount Securitized	Pre-Tax Gain	Gain %	No. of Transaction	Amount Securitized	Pre-Tax Gain	Gain %
FFELP Stafford/PLUS loans	2	$5,004	$17.3%		2	$3,530	$50	1.4%
Consolidation Loans	4	9,503	55.6		2	4,011	31.8
Private Education Loans	3	5,088	830	16.3	1	1,505	231	15.3

Total securitizations—sales	9	19,595	$902	4.6%	5	9,046	$312	3.4%

Consolidation Loans(1)	2	6,002			4	9,502

Total securitizations—financings	2	6,002			4	9,502

Total securitizations	11	$25,597			9	$18,548

(1)
In certain Consolidation Loan securitizations there are terms within the deal structure that result in such securitizations not qualifying for sale treatment and accordingly, they are accounted for on-balance sheet as variable interest entities ("VIEs"). Terms that prevent sale treatment include: (1) allowing us to hold certain rights that can affect the remarketing of certain bonds, (2) allowing the trust to enter into interest rate cap agreements after the initial settlement of the securitization, which do not relate to the reissuance of third party beneficial interests or (3) allowing us to hold an unconditional call option related to a certain percentage of the securitized assets.

        The decrease in the FFELP Stafford/PLUS gain as a percentage of loans securitized from 1.4 percent for the nine months ended September 30, 2005 to .3 percent for the nine months ended September 30, 2006 is primarily due to: 1) an increase in the CPR assumption to account for continued high levels of Consolidation Loan activity; 2) an increase in the discount rate to reflect higher long term interest rates; 3) the re-introduction of Risk Sharing with the Reconciliation Legislation reauthorizing the student loan programs of the Higher Education Act; and 4) an increase in the amount of student loan premiums included in the carrying value of the loans sold. The higher premiums also affected Consolidation Loans and both were primarily due to the allocation of the purchase price to student loan portfolios acquired through the acquisitions of several companies in the student loan industry. Higher premiums were also due to loans acquired through zero-fee lending and the school-as-lender channel.

        The increase in the Private Education gain as a percentage of loans securitized from 15.3 percent for the nine months ended September 30, 2005 to 16.3 percent for the nine months ended September 30, 2006 is primarily due to a higher spread earned on the assets securitized.

        Key economic assumptions used in estimating the fair value of Residual Interests at the date of securitization resulting from the student loan securitization sale transactions completed during the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005 were as follows:

	Quarters ended
	September 30, 2006			June 30, 2006			September 30, 2005
	FFELP Stafford(1)	Consolidation Loans	Private Education Loans	FFELP Stafford(1)	Consolidation Loans	Private Education Loans	FFELP Stafford(1)	Consolidation Loans(1)	Private Education Loans(1)
Prepayment speed (annual rate)(2)	—	6%	4%	—	6%	4%	—	—	—
Weighted average life	—	7.9 yrs.	9.2 yrs.	—	8.5 yrs.	9.4 yrs.	—	—	—
Expected credit losses (% of principal securitized)	—	.09%	4.75%	—	.27%	4.79%	—	—	—
Residual cash flows discounted at (weighted average)	—	11.0%	12.7%	—	10.8%	13.0%	—	—	—
	Nine Months Ended September 30,
	FFELP Stafford	2006 Consolidation Loans	Private Education Loans	FFELP Stafford	2005 Consolidation Loans	Private Education Loans
Prepayment speed (annual rate)(2)	*	6%	4%	**	6%	4%
Weighted average life	3.7 yrs.	8.2 yrs.	9.4 yrs.	4.0 yrs.	7.9 yrs.	9.0 yrs
Expected credit losses (% of principal securitized)	.15%	.19%	4.79%	—%	—%	4.38%
Residual cash flows discounted at (weighted average)	12.4%	10.8%	12.9%	12%	10.1%	12.4%

(1)
No securitizations qualified for sale treatment in the period.

(2)
The prepayment assumptions include the impact of projected defaults.

*
20 percent for 2006, 15 percent for 2007 and 10 percent thereafter.

**
20 percent for 2005, 15 percent for 2006 and 6 percent thereafter.

Retained Interest in Securitized Receivables

        The following tables summarize the fair value of the Company's Residual Interests, included in the Company's Retained Interest (and the assumptions used to value such Residual Interests), along with the underlying off-balance sheet student loans that relate to those securitizations in transactions that were treated as sales as of September 30, 2006, June 30, 2006 and September 30, 2005.

	As of September 30, 2006
	FFELP Stafford and PLUS		Consolidation Loan Trusts(1)	Private Education Loan Trusts	Total
Fair value of Residual Interests(2)	$777		$735	$2,101	$3,613
Underlying securitized loan balance(3)	16,916		18,254	13,365	48,535
Weighted average life	2.6 yrs.		8.0 yrs.	8.1 yrs
Prepayment speed (annual rate)(4)	10%-30	%(5)	6%	4%
Expected credit losses (% of student loan principal)	.06%		.07%	4.67%
Residual cash flows discount rate	12.6%		10.5%	12.6%
	As of June 30, 2006
	FFELP Stafford and PLUS		Consolidation Loan Trusts(1)	Private Education Loan Trusts	Total
Fair value of Residual Interests(2)	$773		$524	$1,855	$3,152
Underlying securitized loan balance(3)	20,224		14,746	12,556	47,526
Weighted average life	2.5 yrs.		8.1 yrs.	8.4 yrs
Prepayment speed (annual rate)(4)	10%-40	%(5)	6%	4%
Expected credit losses (% of student loan principal)	.07%		.07%	4.73%
Residual cash flows discount rate	13.0%		11.1%	13.1%
	As of September 30, 2005
	FFELP Stafford and PLUS		Consolidation Loan Trusts(1)	Private Education Loan Trusts	Total
Fair value of Residual Interests(2)	$782		$597	$951	$2,330
Underlying securitized loan balance(3)	20,435		10,678	7,529	38,642
Weighted average life	2.5 yrs.		8.0 yrs.	7.5 yrs.
Prepayment speed (annual rate)(4)	10%-30	%(5)	6%	4%
Expected credit losses (% of student loan principal)	0.0%		0.0%	4.32%
Residual cash flows discount rate	12.0%		10.1%	12.2%

(1)
Includes $176 million, $115 million and $265 million related to the fair value of the Embedded Floor Income as of September 30, 2006, June 30, 2006 and September 30, 2005, respectively. Changes in the fair value of the Embedded Floor Income are primarily due to changes in the interest rates and the paydown of the underlying loans.

(2)
At September 30, 2006, June 30, 2006 and September 30, 2005, the Company had unrealized gains (pre-tax) in accumulated other comprehensive income of $574 million, $401 million and $429 million, respectively, that related to the Retained Interests.

(3)
In addition to student loans in off-balance sheet trusts, the Company had $43.0 billion, $41.3 billion and $38.9 billion of securitized student loans outstanding (face amount) as of September 30, 2006, June 30, 2006 and September 30, 2005, respectively, in on-balance sheet securitization trusts.

(4)
The prepayment speed assumptions include the impact of projected defaults.

(5)
30% for the fourth quarter of 2006, 15% for 2007 and 10% thereafter for September 30, 2006 valuations; 40% for the third quarter of 2006, 30% for the fourth quarter of 2006, 15% for 2007, and 10% thereafter for June 30, 2006 valuations; and 30% for the fourth quarter of 2005, 20% for 2006, 15% for 2007 and 10% thereafter for September 30, 2005 valuations.

Servicing and Securitization Revenue

        Servicing and securitization revenue, the ongoing revenue from securitized loan pools accounted for off-balance sheet as QSPEs, includes the interest earned on the Residual Interest and the revenue we receive for servicing the loans in the securitization trusts. Interest income recognized on the Residual Interest is based on our anticipated yield determined by estimating future cash flows each quarter.

        The following table summarizes the components of servicing and securitization revenue for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Servicing revenue	$87	$88	$79	$254	$250
Securitization revenue, before net Embedded Floor Income and impairment	103	84	68	257	203

Servicing and securitization revenue, before net Embedded Floor Income and impairment	190	172	147	511	453
Embedded Floor Income	2	4	19	12	69
Less: Floor Income previously recognized in gain calculation	(1)	(2)	(11)	(6)	(50)

Net Embedded Floor Income	1	2	8	6	19

Servicing and securitization revenue, before impairment	191	174	155	517	472
Retained Interest impairment	(4)	(91)	(171)	(148)	(195)

Total servicing and securitization revenue	$187	$83	$(16)	$369	$277

Average off-balance sheet student loans	$48,226	$47,716	$40,742	$46,027	$42,137

Average balance of Retained Interest	$3,381	$3,004	$2,530	$2,965	$2,476

Servicing and securitization revenue as a percentage of the average balance of off-balance sheet student loans (annualized)	1.54%	.70%	(.16)%	1.07%	.88%

        Servicing and securitization revenue is primarily driven by the average balance of off-balance sheet student loans and the amount of and the difference in the timing of Embedded Floor Income recognition on off-balance sheet student loans. The increase in securitization revenue, before net Embedded Floor Income and impairment, from the second quarter of 2006 to the third quarter of 2006 is primarily due to (1) an increase in the amount of off-balance sheet loans in the third quarter of 2006 and (2) an increase in the proportion of Private Education Loan Residual Interests which generate a higher yield than FFELP loan Residual Interests.

        Servicing and securitization revenue can also be negatively impacted by impairments of the value of our Retained Interest, caused primarily by the effect of higher than expected Consolidation Loan activity on FFELP Stafford/PLUS student loan securitizations and the effect of market interest rates on the Embedded Floor Income included in the Retained Interest. The majority of the consolidations bring the loans back on-balance sheet so for those loans we retain the value of the asset on-balance sheet versus in the trust. For the quarters ended September 30, 2006, June 30, 2006 and September 30, 2005, we recorded impairments to the Retained Interests of $4 million, $91 million and $171 million, respectively, and for the nine months ended September 30, 2006 and 2005, we recorded impairments of $148 million and $195 million, respectively. These impairment charges were primarily the result of FFELP Stafford loans prepaying faster than projected through loan consolidation ($97 million and $191 million for the nine months ended September 30, 2006 and 2005, respectively), and the effect of market interest rates on the Embedded Floor Income which is part of the Retained Interest ($51 million and $4 million for the nine months ended September 30, 2006 and 2005, respectively). The level and timing of Consolidation Loan activity is highly volatile, and in response we continue to revise our estimates of the effects of Consolidation Loan activity on our Retained Interests and it may result in additional impairment recorded in future periods if Consolidation Loan activity remains higher than projected.

BUSINESS SEGMENTS

        The results of operations of the Company's Lending and Debt Management Operations ("DMO") operating segments are presented below. These defined business segments operate in distinct business environments and are considered reportable segments under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," based on quantitative thresholds applied to the Company's financial statements. In addition, we provide other complementary products and services, including guarantor and student loan servicing, through smaller operating segments that do not meet such thresholds and are aggregated in the Corporate and Other reportable segment for financial reporting purposes.

        The management reporting process measures the performance of the Company's operating segments based on the management structure of the Company as well as the methodology used by management to evaluate performance and allocate resources. In accordance with the Rules and Regulations of the Securities and Exchange Commission ("SEC"), we prepare financial statements in accordance with GAAP. In addition to evaluating the Company's GAAP-based financial information, management, including the Company's chief operation decision maker, evaluates the performance of the Company's operating segments based on their profitability on a basis that, as allowed under SFAS No. 131, differs from GAAP. We refer to management's basis of evaluating our segment results as "Core Earnings" presentations for each business segment and we refer to these performance measures in our presentations with credit rating agencies and lenders. Accordingly, information regarding the Company's reportable segments is provided herein based on "Core Earnings," which are discussed in detail below.

        Our "Core Earnings" are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. "Core Earnings" net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. The Company's operating segments are defined by the products and services they offer or the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

        "Core Earnings" are the primary financial performance measures used by management to develop the Company's financial plans, track results, and establish corporate performance targets and incentive compensation. While "Core Earnings" are not a substitute for reported results under GAAP, the Company relies on "Core Earnings" in operating its business because "Core Earnings" permit management to make meaningful period-to-period comparisons of the operational and performance indicators that are most closely assessed by management. Management believes this information provides additional insight into the financial performance of the core business activities of our operating segments. Accordingly, the tables presented below reflect "Core Earnings" which is reviewed and utilized by management to manage the business for each of the Company's reportable segments. A further discussion regarding "Core Earnings" is included under "Limitations of "Core Earnings' " and "Pre-tax Differences between "Core Earnings' and GAAP."

        The Lending operating segment includes all discussion of income and related expenses associated with the net interest margin, the student loan spread and its components, the provisions for loan losses, and other fees earned on our Managed portfolio of student loans. The DMO operating segment reflects the fees earned and expenses incurred in providing accounts receivable management and collection services. Our Corporate and Other reportable segment includes our remaining fee businesses and other corporate expenses that do not pertain directly to the primary segments identified above.

        In the first quarter of 2006, the Company changed its method for allocating certain Corporate and Other expenses to the other business segments. All periods presented have been updated to reflect the new allocation methodology.

	Quarter ended September 30, 2006
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments(3)	Total GAAP
Interest income:
FFELP Stafford and Other Student Loans	$702	$—	$—	$702	$(337)	$365
Consolidation Loans	1,242	—	—	1,242	(326)	916
Private Education Loans	558	—	—	558	(303)	255
Other loans	24	—	—	24	—	24
Cash and investments	207	—	3	210	(69)	141

Total interest income	2,733	—	3	2,736	(1,035)	1,701
Total interest expense	2,124	6	4	2,134	(771)	1,363

Net interest income	609	(6)	(1)	602	(264)	338
Less: provisions for losses	80	—	—	80	(13)	67

Net interest income after provisions for losses	529	(6)	(1)	522	(251)	271
Fee income	—	122	39	161	—	161
Collections revenue	—	58	—	58	—	58
Other income	46	—	41	87	245	332
Operating expenses(1)	156	91	70	317	37	354

Income before income taxes and minority interest in net earnings of subsidiaries	419	83	9	511	(43)	468
Income tax expense(2)	155	31	3	189	15	204
Minority interest in net earnings of subsidiaries	—	1	—	1	—	1

Net income	$264	$51	$6	$321	$(58)	$263

(1)
Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $8 million, $4 million, and $4 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(3)
"Core Earnings" adjustments to GAAP:

	Quarter ended September 30, 2006
(Dollars in millions)	Net impact of securitization accounting	Net impact of derivative accounting	Net impact of Floor Income	Net impact of acquired intangibles(A)	Total
Net interest income	$(229)	$18	$(53)	$—	(264)
Less: provisions for losses	(13)	—	—	—	(13)

Net interest income after provisions for losses	(216)	18	(53)	—	(251)
Fee income	—	—	—	—	—
Collections revenue	—	—	—	—	—
Other income	376	(131)	—	—	245
Operating expenses	—	—	—	37	37

Total pre-tax "Core Earnings" adjustments to GAAP	$160	$(113)	$(53)	$(37)	(43)

Income tax expense					15
Minority interest in net earnings of subsidiaries					—

Total "Core Earnings" adjustments to GAAP					$(58)

(A)
Represents goodwill and intangible impairment and the amortization of acquired intangibles.

	Quarter ended June 30, 2006
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments(3)	Total GAAP
Interest income:
FFELP Stafford and Other Student Loans	$719	$—	$—	$719	$(382)	$337
Consolidation Loans	1,114	—	—	1,114	(273)	841
Private Education Loans	485	—	—	485	(251)	234
Other loans	24	—	—	24	—	24
Cash and investments	170	—	1	171	(46)	125

Total interest income	2,512	—	1	2,513	(952)	1,561
Total interest expense	1,904	5	1	1,910	(706)	1,204

Net interest income	608	(5)	—	603	(246)	357
Less: provisions for losses	60	—	—	60	8	68

Net interest income after provisions for losses	548	(5)	—	543	(254)	289
Fee income	—	90	33	123	—	123
Collections revenue	—	67	—	67	—	67
Other income	51	—	24	75	869	944
Operating expenses(1)	163	85	50	298	18	316

Income before income taxes and minority interest in net earnings of subsidiaries	436	67	7	510	597	1,107
Income tax expense(2)	161	26	2	189	193	382
Minority interest in net earnings of subsidiaries	—	1	—	1	—	1

Net income	$275	$40	$5	$320	$404	$724

(1)
Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $8 million, $2 million, and $4 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(3)
"Core Earnings" adjustments to GAAP:

	Quarter ended June 30, 2006
(Dollars in millions)	Net impact of securitization accounting	Net impact of derivative accounting	Net impact of Floor Income	Net impact of acquired intangibles(A)	Total
Net interest income	$(236)	$42	$(52)	$—	(246)
Less: provisions for losses	8	—	—	—	8

Net interest income after provisions for losses	(244)	42	(52)	—	(254)
Fee income	—	—	—	—	—
Collections revenue	—	—	—	—	—
Other income	746	123	—	—	869
Operating expenses	—	—	—	18	18

Total pre-tax "Core Earnings" adjustments to GAAP	$502	$165	$(52)	$(18)	597

Income tax expense					193
Minority interest in net earnings of subsidiaries					—

Total "Core Earnings" adjustments to GAAP					$404

(A)
Represents goodwill and intangible impairment and the amortization of acquired intangibles.

	Quarter ended September 30, 2005
	Lending	DMO	Corporate and Other	Total "Core Earning"'	Adjustments(2)	Total GAAP
Interest income:
FFELP Stafford and Other Student Loans	$586	$—	$—	$586	$(316)	$270
Consolidation Loans	833	—	—	833	(156)	677
Private Education Loans	312	—	—	312	(138)	174
Other loans	22	—	—	22	—	22
Cash and investments	112	—	1	113	(43)	70

Total interest income	1,865	—	1	1,866	(653)	1,213
Total interest expense	1,299	6	1	1,306	(477)	829

Net interest income	566	(6)	—	560	(176)	384
Less: provisions for losses	—	—	—	—	12	12

Net interest income after provisions for losses	566	(6)	—	560	(188)	372
Fee income	—	93	36	129	—	129
Collections revenue	—	42	—	42	—	42
Other income	—	—	36	36	295	331
Operating expenses	134	72	65	271	21	292

Income before income taxes and minority interest in net earnings of subsidiaries	432	57	7	496	86	582
Income tax expense (benefit)(1)	160	21	2	183	(33)	150
Minority interest in net earnings of subsidiaries	—	1	—	1	—	1

Net income	$272	$35	$5	$312	$119	$431

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)
"Core Earnings" adjustments to GAAP:

	Quarter ended September 30, 2005
(Dollars in millions)	Net impact of securitization accounting	Net impact of derivative accounting	Net impact of Floor Income	Net impact of acquired intangibles(A)	Total
Net interest income	$(215)	$93	$(54)	$—	$(176)
Less: provisions for losses	12	—	—	—	12

Net interest income after provisions for losses	(227)	93	(54)	—	(188)
Fee income	—	—	—	—	—
Collections revenue	—	—	—	—	—
Other income	(21)	316	—	—	295
Operating expenses	5	—	—	16	21

Total pre-tax "Core Earnings" adjustments to GAAP	$(253)	$409	$(54)	$(16)	86

Income tax expense (benefit)					(33)
Minority interest in net earnings of subsidiaries					—

Total "Core Earnings" adjustments to GAAP					$119

(A)
Represents goodwill and intangible impairment and the amortization of acquired intangibles.

	Nine months ended September 30, 2006
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments(3)	Total GAAP
Interest income:
FFELP Stafford and Other Student Loans	$2,070	$—	$—	$2,070	$(1,070)	$1,000
Consolidation Loans	3,385	—	—	3,385	(806)	2,579
Private Education Loans	1,472	—	—	1,472	(742)	730
Other loans	71	—	—	71	—	71
Cash and investments	507	—	5	512	(150)	362

Total interest income	7,505	—	5	7,510	(2,768)	4,742
Total interest expense	5,687	17	6	5,710	(2,050)	3,660

Net interest income	1,818	(17)	(1)	1,800	(718)	1,082
Less: provisions for losses	215	—	—	215	(20)	195

Net interest income after provisions for losses	1,603	(17)	(1)	1,585	(698)	887
Fee income	—	304	99	403	—	403
Collections revenue	—	182	—	182	—	182
Other income	138	—	95	233	1,153	1,386
Operating expenses(1)	481	266	178	925	68	993

Income before income taxes and minority interest in net earnings of subsidiaries	1,260	203	15	1,478	387	1,865
Income tax expense(2)	466	75	6	547	175	722
Minority interest in net earnings of subsidiaries	—	4	—	4	—	4

Net income	$794	$124	$9	$927	$212	$1,139

(1)
Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $26 million, $9 million, and $13 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(3)
"Core Earnings" adjustments to GAAP:

	Nine months ended September 30, 2006
(Dollars in millions)	Net impact of securitization accounting	Net impact of derivative accounting	Net impact of Floor Income	Net impact of acquired intangibles(A)	Total
Net interest income	$(668)	$108	$(158)	$—	(718)
Less: provisions for losses	(20)	—	—	—	(20)

Net interest income after provisions for losses	(648)	108	(158)	—	(698)
Fee income	—	—	—	—	—
Collections revenue	—	—	—	—	—
Other income	1,248	(95)	—	—	1,153
Operating expenses	—	—	—	68	68

Total pre-tax "Core Earnings" adjustments to GAAP	$600	$13	$(158)	$(68)	387

Income tax expense					175
Minority interest in net earnings of subsidiaries					—

Total "Core Earnings" adjustments to GAAP					$212

(A)
Represents goodwill and intangible impairment and the amortization of acquired intangibles.

	Nine months ended September 30, 2005
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments(2)	Total GAAP
Interest income:
FFELP Stafford and Other Student Loans	$1,678	$—	$—	$1,678	$(978)	$700
Consolidation Loans	2,080	—	—	2,080	(341)	1,739
Private Education Loans	787	—	—	787	(357)	430
Other loans	62	—	—	62	—	62
Cash and investments	268	—	3	271	(84)	187

Total interest income	4,875	—	3	4,878	(1,760)	3,118
Total interest expense	3,291	14	4	3,309	(1,252)	2,057

Net interest income	1,584	(14)	(1)	1,569	(508)	1,061
Less: provisions for losses	69	—	—	69	69	138

Net interest income after provisions for losses	1,515	(14)	(1)	1,500	(577)	923
Fee income	—	261	94	355	—	355
Collections revenue	—	119	—	119	—	119
Other income	72	—	97	169	745	914
Operating expenses	408	204	179	791	51	842

Income before income taxes and minority interest in net earnings of subsidiaries	1,179	162	11	1,352	117	1,469
Income tax expense(1)	437	60	3	500	13	513
Minority interest in net earnings of subsidiaries	2	3	—	5	—	5

Net income	$740	$99	$8	$847	$104	$951

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)
"Core Earnings" adjustments to GAAP:

	Nine months ended September 30, 2005
(Dollars in millions)	Net impact of securitization accounting	Net impact of derivative accounting	Net impact of Floor Income	Net impact of acquired intangibles(A)	Total
Net interest income	$(664)	$304	$(148)	$—	$(508)
Less: provisions for losses	69	—	—	—	69

Net interest income after provisions for losses	(733)	304	(148)	—	(577)
Fee income	—	—	—	—	—
Collections revenue	—	—	—	—	—
Other income	561	184	—	—	745
Operating expenses	6	—	—	45	51

Total pre-tax "Core Earnings" adjustments to GAAP	$(178)	$488	$(148)	$(45)	117

Income tax expense					13
Minority interest in net earnings of subsidiaries					—

Total "Core Earnings" adjustments to GAAP					$104

(A)
Represents goodwill and intangible impairment and the amortization of acquired intangibles.

Reconciliation of "Core Earnings" Net Income to GAAP Net Income

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
"Core Earnings" net income(1)	$321	$320	$312	$927	$847
"Core Earnings" adjustments:
Net impact of securitization accounting	160	502	(253)	600	(178)
Net impact of derivative accounting	(113)	165	409	13	488
Net impact of Floor Income	(53)	(52)	(54)	(158)	(148)
Net impact of acquired intangibles(2)	(37)	(18)	(16)	(68)	(45)

Total "Core Earnings" adjustments before income taxes	(43)	597	86	387	117
Net tax effect(3)	(15)	(193)	33	(175)	(13)

Total "Core Earnings" adjustments	(58)	404	119	212	104

GAAP net income	$263	$724	$431	$1,139	$951

GAAP diluted earnings per common share	$.60	$1.52	$.95	$2.56	$2.10

(1) "Core Earnings" diluted earnings per common share	$.73	$.72	$.69	$2.09	$1.87

(2)
Represents goodwill and intangible impairment and the amortization of acquired intangibles.

(3)
Such tax effect is based upon the Company's "Core Earnings" effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

Limitations of "Core Earnings"

        While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that "Core Earnings" are an important additional tool for providing a more complete understanding of the Company's results of operations. Nevertheless, "Core Earnings" are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our "Core Earnings" are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, "Core Earnings" reflect only current period adjustments to GAAP. Accordingly, the Company's "Core Earnings" presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company's performance with that of other financial services companies based upon "Core Earnings." "Core Earnings" results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company's board of directors, rating agencies and lenders to assess performance.

        Other limitations arise from the specific adjustments that management makes to GAAP results to derive "Core Earnings" results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," on derivatives that do not qualify for "hedge treatment," as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term.

While our presentation of our results on a "Core Earnings" basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our "Core Earnings" presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our "Core Earnings" results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management's financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-tax Differences between "Core Earnings" and GAAP

        Our "Core Earnings" are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a "Core Earnings" basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our "Core Earnings" are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company's core business activities. "Core Earnings" net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between "Core Earnings" and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our "Core Earnings" segment presentation to our GAAP earnings.

1)
Securitization:    Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under "Core Earnings" for the Lending operating segment, we present all securitization transactions on a "Core Earnings" basis as long-term non-recourse financings. The upfront "gains" on sale from securitization transactions as well as ongoing "servicing and securitization revenue" presented in accordance with GAAP are excluded from "Core Earnings" and are replaced by the interest income, provisions for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from "Core Earnings" as they are considered intercompany transactions on a "Core Earnings" basis.

  The following table summarizes the securitization adjustments in our Lending business segment for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
"Core Earnings" securitization adjustments:
Net interest income on securitized loans, after provisions for losses	$(216)	$(242)	$(225)	$(647)	$(740)
Gains on student loan securitizations	201	671	—	902	312
Servicing and securitization revenue	187	83	(16)	369	277
Intercompany transactions with off-balance sheet trusts	(12)	(10)	(12)	(24)	(27)

Total "Core Earnings" securitization adjustments	$160	$502	$(253)	$600	$(178)

2)
Derivative Accounting:    "Core Earnings" exclude periodic unrealized gains and losses arising primarily in our Lending operating segment, and to a lesser degree in our Corporate and Other reportable segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for "hedge treatment" under GAAP. Under "Core Earnings," we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. "Core Earnings" also exclude the gain or loss on equity forward contracts that under SFAS No. 133, are required to be accounted for as derivatives and are marked-to-market through earnings.

  SFAS No. 133 requires that changes in the fair value of derivative instruments be recognized currently in earnings unless specific hedge accounting criteria, as specified by SFAS No. 133, are met. We believe that our derivatives are effective economic hedges, and as such, are a critical element of our interest rate risk management strategy. However, some of our derivatives, primarily Floor Income Contracts, certain Eurodollar futures contracts and certain basis swaps and equity forward contracts (discussed in detail below), do not qualify for "hedge treatment" as defined by SFAS No. 133, and the stand-alone derivative must be marked-to-market in the income statement with no consideration for the corresponding change in fair value of the hedged item. The gains and losses described in "Gains (losses) on derivative and hedging activities, net" are primarily caused by interest rate volatility, changing credit spreads and changes in our stock price during the period as well as the volume and term of derivatives not receiving hedge treatment.

  Our Floor Income Contracts are written options that must meet more stringent requirements than other hedging relationships to achieve hedge effectiveness under SFAS No. 133. Specifically, our Floor Income Contracts do not qualify for hedge accounting treatment because the paydown of principal of the student loans underlying the Floor Income embedded in those student loans does not exactly match the change in the notional amount of our written Floor Income Contracts. Under SFAS No. 133, the upfront payment is deemed a liability and changes in fair value are recorded through income throughout the life of the contract. The change in the value of Floor Income Contracts is primarily caused by changing interest rates that cause the amount of Floor Income earned on the underlying student loans and paid to the counterparties to vary. This is economically offset by the change in value of the student loan portfolio, including our Retained Interests, earning Floor Income but that offsetting change in value is not recognized under SFAS No. 133. We believe the Floor Income Contracts are economic hedges because they effectively fix the amount of Floor Income earned over the contract period, thus eliminating the timing and uncertainty that changes in interest rates can have on Floor Income for that period. Prior to SFAS No. 133, we accounted for Floor Income Contracts as hedges and amortized the upfront cash compensation ratably over the lives of the contracts.

  Basis swaps are used to convert floating rate debt from one floating interest rate index to another to better match the interest rate characteristics of the assets financed by that debt. We primarily use basis swaps to change the index of our floating rate debt to better match the cash flows of our student loan assets that are primarily indexed to a commercial paper, Prime or Treasury bill index. SFAS No. 133 requires that when using basis swaps, the change in the cash flows of the hedge effectively offset both the change in the cash flows of the asset and the change in the cash flows of the liability. Our basis swaps hedge variable interest rate risk, however they do not meet this effectiveness test because our FFELP student loans can earn at either a variable or a fixed interest rate depending on market interest rates. We also have basis swaps that do not meet the SFAS No. 133 effectiveness test that economically hedge off-balance sheet instruments. As a result, under GAAP these swaps are recorded at fair value with changes in fair value reflected in the income statement.

  Generally, a decrease in current interest rates and the respective forward interest rate curves results in an unrealized loss related to our written Floor Income Contracts which is offset by an increase in the value of the economically hedged student loans. This increase is not recognized in income. We will experience unrealized gains/losses related to our basis swaps if the two underlying indices (and related forward curve) do not move in parallel.

  Under SFAS No. 150, equity forward contracts that allow a net settlement option either in cash or the Company's stock are required to be accounted for as derivatives in accordance with SFAS No. 133. As a result, we account for our equity forward contracts as derivatives in accordance with SFAS No. 133 and mark them to market through earnings. They do not qualify as effective SFAS No. 133 hedges, as a requirement to achieve hedge accounting is the hedged item must impact net income and the settlement of these contracts through the purchase of our own stock does not impact net income.

  The table below quantifies the adjustments for derivative accounting under SFAS No. 133 on our net income for the quarters ended September 30, 2006, June 30, 2006 and September 30, 2005, and for the nine months ended September 30, 2006 and 2005, when compared with the accounting principles employed in all years prior to the SFAS No. 133 implementation.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
"Core Earnings" derivative adjustments:
Gains (losses) on derivative and hedging activities, net, included in other income(1)	$(131)	$123	$316	$(95)	$176
Less: Realized losses on derivative and hedging activities, net(1)	18	41	93	107	309

Unrealized gains (losses) on derivative and hedging activities, net	(113)	164	409	12	485
Other pre-SFAS No. 133 accounting adjustments	—	1	—	1	3

Total net impact of SFAS No. 133 derivative accounting	$(113)	$165	$409	$13	$488

  (1)
  See "Reclassification of Realized Gains (Losses) on Derivative and Hedging Activities" below for a detailed breakdown of the components of realized losses on derivative and hedging activities.

  Reclassification of Realized Gains (Losses) on Derivative and Hedging Activities

  SFAS No. 133 requires net settlement income/expense on derivatives and realized gains/losses related to derivative dispositions (collectively referred to as "realized gains (losses) on derivative and hedging activities") that do not qualify as hedges under SFAS No. 133 to be recorded in a separate income statement line item below net interest income. The table below summarizes the realized losses on derivative and hedging activities, and the associated reclassification on a "Core Earnings" basis for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Reclassification of realized gains (losses) on derivative and hedging activities:
Net settlement expense on Floor Income Contracts reclassified to net interest income	$(8)	$(12)	$(57)	$(41)	$(222)
Net settlement expense on interest rate swaps reclassified to net interest income	(10)	(29)	(36)	(66)	(82)
Net realized losses on closed Eurodollar futures contracts and terminated derivative contracts reclassified to other income	—	—	—	—	(5)

Total reclassifications of realized losses on derivative and hedging activities	(18)	(41)	(93)	(107)	(309)
Add: Unrealized gains (losses) on derivative and hedging activities, net(1)	(113)	164	409	12	485

Gains (losses) on derivative and hedging activities, net	$(131)	$123	$316	$(95)	$176

  (1)
  "Unrealized gains (losses) on derivative and hedging activities, net" is comprised of the following unrealized mark-to-market gains (losses):

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Floor Income Contracts	$(90)	$88	$257	$142	$379
Equity forward contracts	(99)	39	163	(182)	65
Basis swaps	98	14	(19)	30	48
Other	(22)	23	8	22	(7)

Total unrealized gains (losses) on derivative and hedging activities, net	$(113)	$164	$409	$12	$485

  Unrealized gains and losses on Floor Income Contracts are primarily caused by changes in interest rates. In general, an increase in interest rates results in an unrealized gain and vice versa. Unrealized gains and losses on Equity Forward Contracts fluctuate with fluctuations in the Company's stock price.

3)
Floor Income:    The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from

  "Core Earnings" when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in "Derivative Accounting," these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the "gains (losses) on derivative and hedging activities, net" line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For "Core Earnings," we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts' realized gains or losses) in income.

  The following table summarizes the Floor Income adjustments in our Lending business segment for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
"Core Earnings" Floor Income adjustments:
Floor Income earned on Managed loans, net of payments on Floor Income Contracts	$—	$—	$2	$—	$19
Amortization of net premiums on Floor Income Contracts and futures in net interest income	(53)	(52)	(56)	(158)	(167)

Total "Core Earnings" Floor Income adjustments	$(53)	$(52)	$(54)	$(158)	$(148)

4)
Acquired Intangibles:    We exclude goodwill and intangible impairment and the amortization of acquired intangibles. For the three months ended September 30, 2006, June 30, 2006, and September 30, 2005, and for the nine months ended September 30, 2006 and 2005, goodwill and intangible impairment and the amortization of acquired intangibles totaled $37 million, $18 million, $16 million, $68 million and $45 million, respectively. In the third quarter of 2006, we recognized an intangible impairment of $21 million due to an increase in interest rates since the July 1, 2006 reset and to a regulatory change related to our 9.5 percent SAP loans.

LENDING BUSINESS SEGMENT

        In our Lending business segment, we originate and acquire federally guaranteed student loans, which are administered by the U.S. Department of Education ("ED"), and Private Education Loans, which are not federally guaranteed. The majority of our Private Education Loans is made in conjunction with a FFELP Stafford loan and as a result is marketed through the same marketing channels as FFELP Stafford loans. While FFELP student loans and Private Education Loans have different overall risk profiles due to the federal guarantee of the FFELP student loans, they share many of the same characteristics such as similar repayment terms, the same marketing channel and sales force, and are originated and serviced on the same servicing platform. Finally, where possible, the borrower receives a single bill for both the federally guaranteed and privately underwritten loans.

        The following table includes "Core Earnings" results for our Lending business segment.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
"Core Earnings" interest income:
FFELP Stafford and Other Student Loans	$702	$719	$586	$2,070	$1,678
Consolidation Loans	1,242	1,114	833	3,385	2,081
Private Education Loans	558	485	312	1,472	786
Other loans	24	24	22	71	62
Cash and investments	207	170	112	507	268

Total "Core Earnings" interest income	2,733	2,512	1,865	7,505	4,875
Total "Core Earnings" interest expense	2,124	1,904	1,299	5,687	3,291

Net "Core Earnings" interest income	609	608	566	1,818	1,584
Less: provisions for losses	80	60	—	215	69

Net "Core Earnings" interest income after provisions for losses	529	548	566	1,603	1,515
Other income	46	51	—	138	72
Operating expenses	156	163	134	481	408

Income before income taxes and minority interest in net earnings of subsidiaries	419	436	432	1,260	1,179
Income taxes	155	161	160	466	437

Income before minority interest in net earnings of subsidiaries	264	275	272	794	742
Minority interest in net earnings of subsidiaries	—	—	—	—	2

"Core Earnings" net income	$264	$275	$272	$794	$740

Summary of our Managed Student Loan Portfolio

        The following tables summarize the components of our Managed student loan portfolio and show the changing composition of our portfolio.

Ending Balances (net of allowance for loan losses):

	September 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Private Education Loans	Total
On-balance sheet:
In-school	$8,900	$—	$8,900	$3,566	$12,466
Grace and repayment	13,248	56,356	69,604	5,252	74,856

Total on-balance sheet, gross	22,148	56,356	78,504	8,818	87,322
On-balance sheet unamortized premium/(discount)	473	857	1,330	(321)	1,009
On-balance sheet allowance for losses	(7)	(11)	(18)	(275)	(293)

Total on-balance sheet, net	22,614	57,202	79,816	8,222	88,038

Off-balance sheet:
In-school	2,380	—	2,380	4,261	6,641
Grace and repayment	14,536	18,254	32,790	9,104	41,894

Total off-balance sheet, gross	16,916	18,254	35,170	13,365	48,535
Off-balance sheet unamortized premium/(discount)	268	495	763	(286)	477
Off-balance sheet allowance for losses	(11)	(4)	(15)	(100)	(115)

Total off-balance sheet, net	17,173	18,745	35,918	12,979	48,897

Total Managed	$39,787	$75,947	$115,734	$21,201	$136,935

% of on-balance sheet FFELP	28%	72%	100%
% of Managed FFELP	34%	66%	100%
% of total	29%	56%	85%	15%	100%
	June 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Private Education Loans	Total
On-balance sheet:
In-school	$7,469	$—	$7,469	$2,487	$9,956
Grace and repayment	13,512	53,264	66,776	4,894	71,670

Total on-balance sheet, gross	20,981	53,264	74,245	7,381	81,626
On-balance sheet unamortized premium/(discount)	417	801	1,218	(296)	922
On-balance sheet allowance for losses	(7)	(10)	(17)	(252)	(269)

Total on-balance sheet, net	21,391	54,055	75,446	6,833	82,279

Off-balance sheet:
In-school	2,812	—	2,812	3,954	6,766
Grace and repayment	17,412	14,746	32,158	8,602	40,760

Total off-balance sheet, gross	20,224	14,746	34,970	12,556	47,526
Off-balance sheet unamortized premium/(discount)	323	397	720	(274)	446
Off-balance sheet allowance for losses	(12)	(3)	(15)	(92)	(107)

Total off-balance sheet, net	20,535	15,140	35,675	12,190	47,865

Total Managed	$41,926	$69,195	$111,121	$19,023	$130,144

% of on-balance sheet FFELP	28%	72%	100%
% of Managed FFELP	38%	62%	100%
% of total	32%	53%	85%	15%	100%

(1)
FFELP category is primarily Stafford loans and also includes federally insured PLUS and HEAL loans.

Ending Balances (net of allowance for loan losses):

	September 30, 2005
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Private Education Loans	Total
On-balance sheet:
In-school	$7,688	$—	$7,688	$3,926	$11,614
Grace and repayment	14,258	50,419	64,677	4,647	69,324

Total on-balance sheet, gross	21,946	50,419	72,365	8,573	80,938
On-balance sheet unamortized premium/(discount)	408	780	1,188	(301)	887
On-balance sheet allowance for losses	—	(6)	(6)	(193)	(199)

Total on-balance sheet, net	22,354	51,193	73,547	8,079	81,626

Off-balance sheet:
In-school	2,778	—	2,778	1,825	4,603
Grace and repayment	17,657	10,678	28,335	5,704	34,039

Total off-balance sheet, gross	20,435	10,678	31,113	7,529	38,642
Off-balance sheet unamortized premium/(discount)	293	290	583	(138)	445
Off-balance sheet allowance for losses	—	—	—	(79)	(79)

Total off-balance sheet, net	20,728	10,968	31,696	7,312	39,008

Total Managed	$43,082	$62,161	$105,243	$15,391	$120,634

% of on-balance sheet FFELP	30%	70%	100%
% of Managed FFELP	41%	59%	100%
% of total	36%	51%	87%	13%	100%

(1)
FFELP category is primarily Stafford loans and also includes federally insured PLUS and HEAL loans.

Average Balances:

	Quarter ended September 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Private Education Loans	Total
On-balance sheet	$21,194	$54,968	$76,162	$8,079	$84,241
Off-balance sheet	18,558	17,538	36,096	12,130	48,226

Total Managed	$39,752	$72,506	$112,258	$20,209	$132,467

% of on-balance sheet FFELP	28%	72%	100%
% of Managed FFELP	35%	65%	100%
% of Total	30%	55%	85%	15%	100%
	Quarter ended June 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Private Education Loans	Total
On-balance sheet	$20,562	$52,201	$72,763	$7,961	$80,724
Off-balance sheet	22,065	14,881	36,946	10,770	47,716

Total Managed	$42,627	$67,082	$109,709	$18,731	$128,440

% of on-balance sheet FFELP	28%	72%	100%
% of Managed FFELP	39%	61%	100%
% of Total	33%	52%	85%	15%	100%

(1)
FFELP category is primarily Stafford loans and also includes federally insured PLUS and HEAL loans.

Average Balances:

	Quarter ended September 30, 2005
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Private Education Loans	Total
On-balance sheet	$21,574	$48,774	$70,348	$7,193	$77,541
Off-balance sheet	22,250	11,094	33,344	7,398	40,742

Total Managed	$43,824	$59,868	$103,692	$14,591	$118,283

% of on-balance sheet FFELP	31%	69%	100%
% of Managed FFELP	42%	58%	100%
% of Total	37%	51%	88%	12%	100%
	Nine months ended September 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Private Education Loans	Total
On-balance sheet	$20,432	$53,830	$74,262	$8,348	$82,610
Off-balance sheet	20,791	14,706	35,497	10,530	46,027

Total Managed	$41,223	$68,536	$109,759	$18,878	$128,637

% of on-balance sheet FFELP	28%	72%	100%
% of Managed FFELP	38%	62%	100%
% of Total	32%	53%	85%	15%	100%
	Nine months ended September 30, 2005
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Private Education Loans	Total
On-balance sheet	$20,268	$45,081	$65,349	$6,615	$71,964
Off-balance sheet	25,783	9,481	35,264	6,873	42,137

Total Managed	$46,051	$54,562	$100,613	$13,488	$114,101

% of on-balance sheet FFELP	31%	69%	100%
% of Managed FFELP	46%	54%	100%
% of Total	40%	48%	88%	12%	100%

(1)
FFELP category is primarily Stafford loans and also includes federally insured PLUS and HEAL loans.

Student Loan Spread Analysis—"Core Earnings" Basis

        The following table analyzes the earnings from our portfolio of Managed student loans on a "Core Earnings" basis (see "BUSINESS SEGMENTS—Pre-tax Differences between 'Core Earnings' and GAAP"). The "Core Earnings" Basis Student Loan Spread Analysis presentation and certain components used in the calculation differ from the On-Balance Sheet Student Loan Spread Analysis presentation. The "Core Earnings" basis presentation, when compared to our on-balance sheet presentation, is different in that it:

  •
  includes the net interest margin related to our off-balance sheet student loan securitization trusts. This includes any related fees or costs such as the Consolidation Loan Rebate Fees, premium/discount amortization and Borrower Benefits yield adjustments;

  •
  includes the reclassification of certain derivative net settlement amounts. The net settlements on certain derivatives that do not qualify as SFAS No. 133 hedges are recorded as part of the gain

    (loss) on derivative and hedging activities, net for GAAP purposes are reclassified to the line item on the income statement that such derivative is economically hedging for the "Core Earnings" basis presentation. For our "Core Earnings" basis student loan spread, this would primarily include: (a) reclassifying the net settlement amounts related to our written Floor Income Contracts to student loan interest income and (b) reclassifying the net settlement amounts related to certain of our basis swaps to debt interest expense;

  •
  excludes unhedged Floor Income earned on the Managed student loan portfolio; and

  •
  includes the amortization of upfront payments on Floor Income Contracts in student loan income that we believe are economically hedging the Floor Income.

        As discussed above, these differences result in the "Core Earnings" basis student loan spread not being a GAAP-basis presentation. Management relies on this measure to manage our Lending business segment. Specifically, management uses the "Core Earnings" basis student loan spread to evaluate the overall economic effect that certain factors have on all student loans either on- or off-balance sheet. These factors include the overall mix of student loans in our portfolio, acquisition costs, Borrower Benefits program costs, Floor Income and funding and hedging costs. Management believes that it is important to evaluate all of these factors on a Managed Basis to gain additional information about the economic effect of these factors on all student loans under management. Management believes that this additional information assists us in making strategic decisions about the Company's business model for the Lending business segment, including among other factors, how we acquire or originate student loans, how we fund acquisitions and originations, what Borrower Benefits we offer and what type of loans we purchase or originate. While management believes that the "Core Earnings" basis student loan spread is an important tool for evaluating the Company's performance for the reasons described above, it is subject to certain general and specific limitations that investors should carefully consider. See "BUSINESS SEGMENTS—Limitations of "Core Earnings.' " One specific limitation is that the "Core Earnings" basis student loan spread includes the spread on loans that we have sold to securitization trusts.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
"Core Earnings" basis student loan yield	8.33%	8.04%	6.55%	7.99%	6.04%
Consolidation Loan Rebate Fees	(.57)	(.54)	(.52)	(.55)	(.49)
Borrower Benefits	(.11)	(.07)	(.04)	(.08)	(.06)
Premium and discount amortization	(.16)	(.19)	(.18)	(.16)	(.17)

"Core Earnings" basis student loan net yield	7.49	7.24	5.81	7.20	5.32
"Core Earnings" basis student loan cost of funds	(5.70)	(5.38)	(4.00)	(5.36)	(3.54)

"Core Earnings" basis student loan spread	1.79%	1.86%	1.81%	1.84%	1.78%

Average Balances
On-balance sheet student loans	$84,241	$80,724	$77,541	$82,610	$71,964
Off-balance sheet student loans	48,226	47,716	40,742	46,027	42,137

Managed student loans	$132,467	$128,440	$118,283	$128,637	$114,101

Discussion of "Core Earnings" Basis Student Loan Spread—Effects of Significant Events in the Quarters Presented

        In the second quarter of 2006, there was an increase in Consolidation Loan activity as FFELP Stafford borrowers locked in lower interest rates by consolidating their loans prior to the July 1 interest rate reset for FFELP Stafford loans. In addition, reconsolidation of Consolidation Loans through the Direct Loan program continued in the second quarter of 2006 from the backlog of processing applications after the March 31, 2006 prohibition (see "LENDING BUSINESS SEGMENT—Student Loan Activity" for further discussion). This increase in Consolidation Loan activity resulted in an increase in student loan premium write-offs as we wrote-off unamortized student loan premiums for both FFELP Stafford and Consolidation Loans that we consolidated with third parties. At the same time, we shortened the premium amortization period for FFELP Stafford loans to account for the high rates of consolidation. Loans lost through consolidation benefit the student spread to a lesser extent through the write-off of the Borrower Benefits liability associated with these loans. Furthermore, in the second quarter of 2006, we accrued a net write-off to our Borrower Benefits liability for loans whose consolidation applications had been received but not yet processed by June 30, 2006, resulting in a reduction to Borrower Benefits expense.

        The second quarter 2006, we accrued $18 million or 6 basis points of income associated with non-recurring SAP that we accrued on PLUS loans in connection with the Higher Education Reconciliation Act of 2005.

        In the third quarter of 2005, we updated our estimates for the qualification for Borrower Benefits to account for programmatic changes as well as the effect of continued high levels of consolidations. These updates resulted in a reduction of $21 million or 7 basis points in our Borrower Benefits liability in the third quarter of 2005.

        The increase to premium and discount amortization in the third quarter of 2005 was impacted by the surge in Consolidation Loan activity in the second quarter as we wrote-off the balance of unamortized premiums associated with loans that consolidate with third parties as a current period expense in accordance with SFAS No. 91 (as discussed under "Net Interest Income—Student Loans").

"Core Earnings" Basis Student Loan Spreads by Loan Type

        The student loan spread continues to reflect the changing mix of loans in our portfolio, specifically the shift from FFELP Stafford loans to Consolidation Loans and the higher overall growth rate in Private Education Loans as a percentage of the total portfolio. (See "LENDING BUSINESS SEGMENT—Summary of our Managed Student Loan Portfolio—Average Balances.")

        The following table reflects the "Core Earnings" basis student loan spreads by product, excluding the impact of items disclosed separately (see "RESULTS OF OPERATIONS—Earnings Release Summary"), for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
FFELP Loan Spreads ("Core Earnings" Basis):
Stafford	1.26%	1.31%	1.38%	1.33%	1.46%
Consolidation	1.12	1.19	1.27	1.19	1.29
Managed FFELP Loan Spread	1.17	1.24	1.31	1.24	1.37
Private Education Loan Spreads ("Core Earnings" Basis):
Before provision	5.25%	5.07%	4.75%	5.07%	4.71%
After provision	3.83	3.90	3.04	3.70	3.27

Private Education Loans

        All Private Education Loans are initially acquired on-balance sheet. When we securitize Private Education Loans, we no longer own the loans and they are accounted for off-balance sheet. For our Managed presentation in the table below, we reduce the on-balance sheet allowance for amounts previously provided and then provide for these loans in the off-balance sheet section with the total of both on and off-balance sheet residing in the Managed presentation.

        When Private Education Loans in the majority of our securitized trusts become 180 days delinquent, we typically exercise our contingent call option to repurchase these loans at par value out of the trust and record a loss for the difference in the par value paid and the fair market value of the loan at the time of purchase. If these loans reach the 212-day delinquency, a charge-off for the remaining balance of the loan is triggered. On a Managed Basis, the losses recorded under GAAP for loans repurchased at day 180 are reversed and the full amount is charged-off at day 212.

        The off-balance sheet allowance is increasing as more loans are securitized but is lower than the on-balance sheet percentage when measured as a percentage of ending loans in repayment because of the different mix of loans on-balance sheet and off-balance sheet, as described above. Additionally, a larger percentage of the off-balance sheet loan borrowers are still in-school status and not required to make payments on their loans. Once repayment begins, the allowance requirements increase to reflect the increased risk of loss as loans enter repayment.

Allowance for Private Education Loan Losses

        The following tables summarize changes in the allowance for Private Education Loan losses for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Activity in Allowance for Private Education Loans
	On-Balance Sheet			Off-Balance Sheet			Managed Basis
	Quarters ended			Quarters ended			Quarters ended
	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005
Allowance at beginning of period	$252	$232	$228	$92	$91	$91	$344	$323	$319
Provision for Private Education Loan losses	58	62	56	14	(7)	4	72	55	60
Change in recovery estimate	—	—	(49)	—	—	(16)	—	—	(65)

Total provision	58	62	7	14	(7)	(12)	72	55	(5)
Charge-offs	(37)	(36)	(47)	(10)	(4)	—	(47)	(40)	(47)
Recoveries	6	6	5	—	—	—	6	6	5

Net charge-offs	(31)	(30)	(42)	(10)	(4)	—	(41)	(34)	(42)

Balance before securitization of Private Education Loans	279	264	193	96	80	79	375	344	272
Reduction for securitization of Private Education Loans	(4)	(12)	—	4	12	—	—	—	—

Allowance at end of period	$275	$252	$193	$100	$92	$79	$375	$344	$272

Net charge-offs as a percentage of average loans in repayment (annualized)	3.19%	3.13%	5.35%	.68%	.32%	—%	1.70%	1.52%	2.42%
Allowance as a percentage of the ending total loan balance	3.24%	3.55%	2.34%	.77%	.75%	1.07%	1.74%	1.78%	1.74%
Allowance as a percentage of ending loans in repayment	6.91%	6.66%	6.00%	1.79%	1.61%	2.13%	3.92%	3.62%	3.93%
Average coverage of net charge-offs (annualized)	2.22	2.09	1.15	2.62	5.63	—	2.32	2.52	1.62
Average total loans	$8,079	$7,961	$7,193	$12,130	$10,770	$7,398	$20,209	$18,731	$14,591
Ending total loans	$8,497	$7,085	$8,272	$13,079	$12,282	$7,391	$21,576	$19,367	$15,663
Average loans in repayment	$3,879	$3,838	$3,150	$5,667	$5,163	$3,814	$9,546	$9,001	$6,964
Ending loans in repayment	$3,980	$3,777	$3,220	$5,603	$5,731	$3,705	$9,583	$9,508	$6,925

        The increase in the provision in the third quarter of 2006 versus the second quarter of 2006 is primarily driven by the seasonality of loans entering repayment. The majority of loans typically enter repayment in the second and fourth quarters. This increase in loans entering repayment often leads to a near-term increase in early-stage delinquencies or forbearance usage in the first and third quarters with some residual effect in the fourth quarter for the affected borrowers. This in turn, leads to higher provisions for those quarters. Therefore, all other factors being equal, the provision for loan losses in the third quarter will be higher than the second quarter.

	Activity in Allowance for Private Education Loans
	On-balance sheet		Off-balance sheet		Managed Basis
	Nine months ended		Nine months ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Allowance at beginning of period	$204	$172	$78	$143	$282	$315
Provision for Private Education Loan losses	175	135	19	9	194	144
Change in loss estimate	—	40	—	(60)	—	(20)
Change in recovery estimate	—	(49)	—	(16)	—	(65)

Total provision	175	126	19	(67)	194	59
Charge-offs	(105)	(113)	(14)	(3)	(119)	(116)
Recoveries	18	14	—	—	18	14

Net charge-offs	(87)	(99)	(14)	(3)	(101)	(102)

Balance before securitization of Private Education Loans	292	199	83	73	375	272
Reduction for securitization of Private Education Loans	(17)	(6)	17	6	—	—

Allowance at end of period	$275	$193	$100	$79	$375	$272

Net charge-offs as a percentage of average loans in repayment (annualized)	3.06%	4.37%	.36%	.09%	1.51%	2.07%
Allowance as a percentage of the ending total loan balance	3.24%	2.34%	.77%	1.07%	1.74%	1.74%
Allowance as a percentage of ending loans in repayment	6.91%	6.00%	1.79%	2.13%	3.92%	3.93%
Average coverage of net charge-offs (annualized)	2.35	1.46	5.44	24.00	2.77	2.01
Average total loans	$8,348	$6,615	$10,530	$6,873	$18,878	$13,488
Ending total loans	$8,497	$8,272	$13,079	$7,391	$21,576	$15,663
Average loans in repayment	$3,821	$3,031	$5,127	$3,529	$8,948	$6,560
Ending loans in repayment	$3,980	$3,220	$5,603	$3,705	$9,583	$6,925

Delinquencies

        The tables below present our Private Education Loan delinquency trends as of September 30, 2006, June 30, 2006, and September 30, 2005. Delinquencies have the potential to adversely impact earnings through increased servicing and collection costs in the event the delinquent accounts charge off.

	On-Balance Sheet Private Education Loan Delinquencies
	September 30, 2006		June 30, 2006		September 30, 2005
	Balance	%	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$4,497		$3,305		$5,042
Loans in forbearance(2)	341		299		311
Loans in repayment and percentage of each status:
Loans current	3,462	87.0%	3,353	88.8%	2,873	89.2%
Loans delinquent 31-60 days(3)	209	5.3	176	4.7	145	4.5
Loans delinquent 61-90 days(3)	121	3.0	100	2.6	75	2.3
Loans delinquent greater than 90 days(3)	188	4.7	148	3.9	127	4.0

Total Private Education Loans in repayment	3,980	100%	3,777	100%	3,220	100%

Total Private Education Loans, gross	8,818		7,381		8,573
Private Education Loan unamortized discount	(321)		(296)		(301)

Total Private Education Loans	8,497		7,085		8,272
Private Education Loan allowance for losses	(275)		(252)		(193)

Private Education Loans, net	$8,222		$6,833		$8,079

Percentage of Private Education Loans in repayment	45.1%		51.2%		37.6%

Delinquencies as a percentage of Private Education Loans in repayment	13.0%		11.2%		10.8%

	Off-Balance Sheet Private Education Loan Delinquencies
	September 30, 2006		June 30, 2006		September 30, 2005
	Balance	%	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$6,861		$6,074		$3,272
Loans in forbearance(2)	901		751		552
Loans in repayment and percentage of each status:
Loans current	5,281	94.3%	5,483	95.7%	3,514	94.9%
Loans delinquent 31-60 days(3)	164	2.9	151	2.6	94	2.5
Loans delinquent 61-90 days(3)	68	1.2	50.9		38	1.0
Loans delinquent greater than 90 days(3)	90	1.6	47.8		59	1.6

Total Private Education Loans in repayment	5,603	100%	5,731	100%	3,705	100%

Total Private Education Loans, gross	13,365		12,556		7,529
Private Education Loan unamortized discount	(286)		(274)		(138)

Total Private Education Loans	13,079		12,282		7,391
Private Education Loan allowance for losses	(100)		(92)		(79)

Private Education Loans, net	$12,979		$12,190		$7,312

Percentage of Private Education Loans in repayment	41.9%		45.6%		49.2%

Delinquencies as a percentage of Private Education Loans in repayment	5.7%		4.3%		5.1%

(1)
Loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.

(2)
Loans for borrowers who have requested extension of grace period or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing policies and procedures.

(3)
The period of delinquency is based on the number of days scheduled payments are contractually past due.

	Managed Basis Private Education Loan Delinquencies
	September 30, 2006		June 30, 2006		September 30, 2005
	Balance	%	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$11,358		$9,379		$8,314
Loans in forbearance(2)	1,242		1,050		863
Loans in repayment and percentage of each status:
Loans current	8,743	91.2%	8,836	92.9%	6,387	92.2%
Loans delinquent 31-60 days(3)	373	3.9	327	3.4	239	3.5
Loans delinquent 61-90 days(3)	189	2.0	150	1.6	113	1.6
Loans delinquent greater than 90 days(3)	278	2.9	195	2.1	186	2.7

Total Private Education Loans in repayment	9,583	100%	9,508	100%	6,925	100%

Total Private Education Loans, gross	22,183		19,937		16,102
Private Education Loan unamortized discount	(607)		(570)		(439)

Total Private Education Loans	21,576		19,367		15,663
Private Education Loan allowance for losses	(375)		(344)		(272)

Private Education Loans, net	$21,201		$19,023		$15,391

Percentage of Private Education Loans in repayment	43.2%		47.7%		43.0%

Delinquencies as a percentage of Private Education Loans in repayment	8.8%		7.1%		7.8%

(1)
Loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.

(2)
Loans for borrowers who have requested extension of grace period or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing policies and procedures.

(3)
The period of delinquency is based on the number of days scheduled payments are contractually past due.

Forbearance—Managed Basis Private Education Loans

        Private Education Loans are made to parent and student borrowers by our lender partners in accordance with our underwriting policies. These loans generally supplement federally guaranteed student loans, which are subject to federal lending caps. Private Education Loans are not guaranteed or insured against any loss of principal or interest. Traditional student borrowers use the proceeds of these loans to obtain higher education, which increases the likelihood of obtaining employment at higher income levels than would be available without the additional education. As a result, the borrowers' repayment capability improves between the time the loan is made and the time they enter the post-education work force. We generally allow the loan repayment period on traditional Private Education Loans, except those generated by our SLM Financial subsidiary, to begin six to nine months after the student leaves school. This provides the borrower time to obtain a job to service his or her debt. For borrowers that need more time or experience other hardships, we permit additional delays in payment or partial payments (both referred to as forbearances) when we believe additional time will improve the borrower's ability to repay the loan. Forbearance is also granted to borrowers who may experience temporary hardship after entering repayment, when we believe that it will increase the likelihood of ultimate collection of the loan. Such forbearance is only granted within established guidelines and is closely monitored for compliance. Our policy does not grant any reduction in the repayment obligation (principal or interest) but does allow the borrower to stop or reduce monthly payments for an agreed period of time. When a loan that was delinquent prior to receiving forbearance ends forbearance and re-enters repayment, that loan is returned to current status.

        The increase in delinquencies as a percentage of Private Education Loans in repayment for the third quarter of 2006 versus the second quarter of 2006 is due to the seasonal increase in loans entering repayment during the second quarter.

        Forbearance is used most heavily immediately after the loan enters repayment. As indicated in the tables below showing the composition and status of the Managed Private Education Loan portfolio by number of months aged from the first date of repayment, the percentage of loans in forbearance decreases the longer the loans have been in repayment. At September 30, 2006, loans in forbearance as a percentage of loans in repayment and forbearance was 14.7 percent for loans that have been in repayment one to twenty-four months. The percentage declined to 4.5 percent for loans that have been in repayment more than 48 months. Approximately 77 percent of our Managed Private Education Loans in forbearance have been in repayment less than 24 months. These borrowers are essentially extending their grace period as they transition to the workforce. Forbearance continues to be a positive collection tool for the Private Education Loans as we believe it can provide the borrower with sufficient time to obtain employment and income to support his or her obligation. We consider the potential impact of forbearance in the determination of the loan loss reserves.

        The tables below show the composition and status of the Private Education Loan portfolio by number of months aged from the first date of repayment:

	Months since entering repayment
September 30, 2006	1 to 24 months	25 to 48 months	More than 48 months	After Sept. 30, 2006(1)	Total
Loans in-school/grace/deferment	$—	$—	$—	$11,358	$11,358
Loans in forbearance	956	203	83	—	1,242
Loans in repayment—current	5,055	2,050	1,638	—	8,743
Loans in repayment—delinquent 31-60 days	208	94	71	—	373
Loans in repayment—delinquent 61-90 days	120	41	28	—	189
Loans in repayment—delinquent greater than 90 days	156	77	45	—	278

Total	$6,495	$2,465	$1,865	$11,358	22,183

Unamortized discount					(607)
Allowance for loan losses					(375)

Total Managed Private Education Loans, net					$21,201

Loans in forbearance as a percentage of loans in repayment and forbearance	14.7%	8.2%	4.5%	—%	11.5%

	Months since entering repayment
June 30, 2006	1 to 24 months	25 to 48 months	More than 48 months	After June 30, 2006(1)	Total
Loans in-school/grace/deferment	$—	$—	$—	$9,379	$9,379
Loans in forbearance	776	194	80	—	1,050
Loans in repayment—current	5,184	2,024	1,628	—	8,836
Loans in repayment—delinquent 31-60 days	180	87	60	—	327
Loans in repayment—delinquent 61-90 days	90	37	23	—	150
Loans in repayment—delinquent greater than 90 days	101	60	34	—	195

Total	$6,331	$2,402	$1,825	$9,379	19,937

Unamortized discount					(570)
Allowance for loan losses					(344)

Total Managed Private Education Loans, net					$19,023

Loans in forbearance as a percentage of loans in repayment and forbearance	12.3%	8.1%	4.4%	—%	9.9%

(1)
Includes all loans in-school/grace/deferment.

	Months since entering repayment
September 30, 2005	1 to 24 months	25 to 48 months	More than 48 months	After Sept. 30, 2005(1)	Total
Loans in-school/grace/deferment	$—	$—	$—	$8,314	$8,314
Loans in forbearance	630	150	83	—	863
Loans in repayment—current	3,635	1,485	1,267	—	6,387
Loans in repayment—delinquent 31-60 days	131	62	46	—	239
Loans in repayment—delinquent 61-90 days	72	26	15	—	113
Loans in repayment—delinquent greater than 90 days	100	58	28	—	186

Total	$4,568	$1,781	$1,439	$8,314	16,102

Unamortized discount					(439)
Allowance for loan losses					(272)

Total Managed Private Education Loans, net					$15,391

Loans in forbearance as a percentage of loans in repayment and forbearance	13.8%	8.4%	5.8%	—%	11.1%

(1)
Includes all loans in-school/grace/deferment.

        Loans in forbearance increased to $1.2 billion at the end of the third quarter of 2006, or 11.5 percent of loans in repayment and forbearance versus 11.1 percent for the year-ago third quarter. This is consistent with our expectation of higher forbearances in the third quarter based on the large increase in the number of loans entering repayment in the second quarter. Student loan borrowers have typically used forbearance shortly after entering repayment to extend their grace periods as they establish themselves in the workforce.

        The table below stratifies the portfolio of Managed Private Education Loans in forbearance by the cumulative number of months the borrower has used forbearance as of the dates indicated. As detailed in the table below, 7 percent of loans currently in forbearance have deferred their loan repayment more than 24 months, which is 1 percent lower versus the prior quarter and equivalent to the year-ago period.

	September 30, 2006		June 30, 2006		September 30, 2005
	Forbearance Balance	% of Total	Forbearance Balance	% of Total	Forbearance Balance	% of Total
Cumulative number of months borrower has used forbearance
Up to 12 months	$902	72%	$753	72%	$646	75%
13 to 24 months	259	21	214	20	154	18
25 to 36 months	58	5	57	5	40	4
More than 36 months	23	2	26	3	23	3

Total	$1,242	100%	$1,050	100%	$863	100%

Total Loan Net Charge-offs

        The following tables summarize the total loan net charge-offs on both an on-balance sheet basis and a Managed Basis for the quarters ended September 30, 2006, June 30, 2006 and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

  Total on-balance sheet loan net charge-offs

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Private Education Loans	$31	$30	$42	$87	$99
FFELP Stafford and Other Student Loans	1	1	1	3	3
Mortgage and consumer loans	1	1	1	4	4

Total on-balance sheet loan net charge-offs	$33	$32	$44	$94	$106

  Total Managed loan net charge-offs

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Private Education Loans	$41	$34	$42	$101	$102
FFELP Stafford and Other Student Loans	1	1	1	3	3
Mortgage and consumer loans	1	1	1	4	4

Total Managed loan net charge-offs	$43	$36	$44	$108	$109

Student Loan Premiums as a Percentage of Principal

        The following table presents student loan premiums paid as a percentage of the principal balance of student loans acquired for the respective periods.

	Quarters ended						Nine months ended
	September 30, 2006		June 30, 2006		September 30, 2005		September 30, 2006		September 30, 2005
	Volume	Rate	Volume	Rate	Volume	Rate	Volume	Rate	Volume	Rate
Student loan premiums paid:
Sallie Mae brands	$4,393	1.05%	$1,671.77%		$3,148.23%		$9,368.81%		6,442.26%
Lender partners	2,361	1.83	4,225	1.64	2,545	1.89	10,178	1.81	10,588	1.75

Total Preferred Channel	6,754	1.32	5,896	1.39	5,693.97		19,546	1.33	17,030	1.18
Other purchases(1)	2,183	4.05	493	4.23	860	4.00	2,851	3.95	1,963	3.77

Subtotal base purchases	8,937	1.99	6,389	1.61	6,553	1.37	22,397	1.66	18,993	1.45
Consolidations	1,682	2.22	853	3.37	1,306	2.66	3,432	2.44	3,145	2.49

Total	$10,619	2.03%	$7,242	1.82%	$7,859	1.58%	$25,829	1.77%	$22,138	1.60%

(1)
Primarily includes spot purchases, other commitment clients, and subsidiary acquisitions.

        The increase in premiums paid as a percentage of principal balance for Sallie Mae brands is primarily due to the increase in loans where we pay the origination fee on behalf of borrowers, a practice we call zero-fee lending. The borrower origination fee will be gradually phased out by the Reconciliation Legislation from 2007 to 2010. We include in Consolidation Loan premiums the 50 basis point Consolidation Loan fee paid on each FFELP Stafford loan that we consolidate, including loans that are already in our portfolio. The Consolidation Loan premium paid percentage is calculated on only consolidation volume that is incremental to our portfolio. This percentage is largely driven by the mix of FFELP Stafford loans consolidated in this quarter.

Preferred Channel Originations

        We originated $7.8 billion in student loan volume through our Preferred Channel in the quarter ended September 30, 2006, respectively, versus $3.2 billion in the quarter ended June 30, 2006 and $7.2 billion in the quarter ended September 30, 2005, respectively.

        For the quarter ended September 30, 2006, our internal lending brands grew 35 percent over the year-ago quarter, and comprised 59 percent of our Preferred Channel Originations, up from 47 percent in the year-ago quarter. Our internal lending brands combined with our other lender partners comprised 87 percent of our Preferred Channel Originations for the current quarter, versus 76 percent for the year-ago quarter; together these two segments of our Preferred Channel grew 24 percent over the year-ago quarter.

        Our Managed loan acquisitions for the current quarter totaled $11.3 billion, an increase of 36 percent over the year-ago quarter. The following tables further break down our Preferred Channel Originations by type of loan and source.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Preferred Channel Originations—Type of Loan
Stafford	$4,257	$1,877	$3,966	$10,559	$9,879
PLUS	856	229	863	2,087	2,046
GradPLUS	144	—	—	144	—

Total FFELP	5,257	2,106	4,829	12,790	11,925
Private Education Loans	2,574	1,070	2,399	5,829	4,839

Total	$7,831	$3,176	$7,228	$18,619	$16,764

	Quarters ended
				June 30, 2006
	September 30, 2006						September 30, 2005

	FFELP	Private	Total	FFELP	Private	Total	FFELP	Private	Total
Preferred Channel Originations—Source
Internal lending brands	$2,402	$2,223	$4,625	$900	$857	$1,757	$1,619	$1,811	$3,430
Chase	893	89	982	506	49	555	1,427	279	1,706
Other lender partners	1,962	262	2,224	700	164	864	1,783	309	2,092

Total	$5,257	$2,574	$7,831	$2,106	$1,070	$3,176	$4,829	$2,399	$7,228

	Nine Months Ended September 30,
	2006			2005
	FFELP	Private	Total	FFELP	Private	Total
Preferred Channel Originations — Source
Internal lending brands	$5,257	$4,680	$9,937	$3,636	$3,233	$6,869
Chase	2,848	386	3,234	4,071	866	4,937
Other lender partners	4,685	763	5,448	4,218	740	4,958

Total	$12,790	$5,829	$18,619	$11,925	$4,839	$16,764

Student Loan Activity

        The following tables summarize the activity in our on-balance sheet, off-balance sheet and Managed portfolios of FFELP student loans and Private Education Loans and highlight the effects of Consolidation Loan activity on our FFELP portfolios.

	On-Balance Sheet Three months ended September 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total On- Balance Sheet Portfolio
Beginning balance	$21,391	$54,055	$75,446	$6,833	$82,279
Net consolidations:
Incremental consolidations from third parties	—	1,650	1,650	32	1,682
Consolidations to third parties	(729)	(367)	(1,096)	(4)	(1,100)

Total net consolidations	(729)	1,283	554	28	582
Acquisitions	5,014	1,701	6,715	2,692	9,407

Net acquisitions	4,285	2,984	7,269	2,720	9,989

Internal consolidations(2)	(2,397)	4,813	2,416	83	2,499
Off-balance sheet securitizations	—	(4,066)	(4,066)	(1,008)	(5,074)
Repayments/claims/resales/other	(665)	(584)	(1,249)	(406)	(1,655)

Ending balance	$22,614	$57,202	$79,816	$8,222	$88,038

	Off-Balance Sheet Three months ended September 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total Off- Balance Sheet Portfolio
Beginning balance	$20,535	$15,140	$35,675	$12,190	$47,865
Net consolidations:
Incremental consolidations from third parties	—	—	—	—	—
Consolidations to third parties	(726)	(119)	(845)	(11)	(856)

Total net consolidations	(726)	(119)	(845)	(11)	(856)
Acquisitions	96	55	151	79	230

Net acquisitions	(630)	(64)	(694)	68	(626)

Internal consolidations(2)	(2,185)	(231)	(2,416)	(83)	(2,499)
Off-balance sheet securitizations	—	4,066	4,066	1,008	5,074
Repayments/claims/resales/other	(547)	(166)	(713)	(204)	(917)

Ending balance	$17,173	$18,745	$35,918	$12,979	$48,897

	Managed Portfolio Three months ended September 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total Managed Basis Portfolio
Beginning balance	$41,926	$69,195	$111,121	$19,023	$130,144
Net consolidations:
Incremental consolidations from third parties	—	1,650	1,650	32	1,682
Consolidations to third parties	(1,455)	(486)	(1,941)	(15)	(1,956)

Total net consolidations	(1,455)	1,164	(291)	17	(274)
Acquisitions	5,110	1,756	6,866	2,771	9,637

Net acquisitions	3,655	2,920	6,575	2,788	9,363

Internal consolidations(2)	(4,582)	4,582	—	—	—
Off-balance sheet securitizations	—	—	—	—	—
Repayments/claims/resales/other	(1,212)	(750)	(1,962)	(610)	(2,572)

Ending balance	$39,787	$75,947	$115,734	$21,201	$136,935

Total Managed Acquisitions(3)	$5,110	$3,406	$8,516	$2,803	$11,319

(1)
FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

(2)
Represents FFELP/Stafford loans that we either own on-balance sheet or in our off-balance sheet securitiation trusts that we consolidate.

(3)
Includes incremental consolidations from third parties and acquisitions.

	On-Balance Sheet Three months ended June 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total On- Balance Sheet Portfolio
Beginning balance	$18,883	$53,451	$72,334	$9,311	$81,645
Net consolidations:
Incremental consolidations from third parties	—	845	845	8	853
Consolidations to third parties	(386)	(835)	(1,221)	(4)	(1,225)

Total net consolidations	(386)	10	(376)	4	(372)
Acquisitions	4,821	426	5,247	1,547	6,794

Net acquisitions	4,435	436	4,871	1,551	6,422

Internal Consolidations(2)	(1,588)	3,474	1,886	20	1,906
Off-balance sheet securitizations	—	(2,532)	(2,532)	(3,729)	(6,261)
Repayments/claims/resales/other	(339)	(774)	(1,113)	(320)	(1,433)

Ending balance	$21,391	$54,055	$75,446	$6,833	$82,279

	Off-Balance Sheet Three months ended June 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total Off- Balance Sheet Portfolio
Beginning balance	$23,457	$13,211	$36,668	$8,557	$45,225
Net consolidations:
Incremental consolidations from third parties	—	—	—	—	—
Consolidations to third parties	(436)	(278)	(714)	(5)	(719)

Total net consolidations	(436)	(278)	(714)	(5)	(719)
Acquisitions	120	60	180	107	287

Net acquisitions	(316)	(218)	(534)	102	(432)

Internal Consolidations(2)	(1,711)	(175)	(1,886)	(20)	(1,906)
Off-balance sheet securitizations	—	2,532	2,532	3,729	6,261
Repayments/claims/resales/other	(895)	(210)	(1,105)	(178)	(1,283)

Ending balance	$20,535	$15,140	$35,675	$12,190	$47,865

	Managed Portfolio Three months ended June 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total Managed Basis Portfolio
Beginning balance	$42,340	$66,662	$109,002	$17,868	$126,870
Net consolidations:
Incremental consolidations from third parties	—	845	845	8	853
Consolidations to third parties	(822)	(1,113)	(1,935)	(9)	(1,944)

Total net consolidations	(822)	(268)	(1,090)	(1)	(1,091)
Acquisitions	4,941	486	5,427	1,654	7,081

Net acquisitions	4,119	218	4,337	1,653	5,990

Internal Consolidations(2)	(3,299)	3,299	—	—	—
Off-balance sheet securitizations	—	—	—	—	—
Repayments/claims/resales/other	(1,234)	(984)	(2,218)	(498)	(2,716)

Ending balance	$41,926	$69,195	$111,121	$19,023	$130,144

Total Managed Acquisitions(3)	$4,941	$1,331	$6,272	$1,662	$7,934

(1)
FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

(2)
Represents FFELP/Stafford loans that we either own on-balance sheet or in our off-balance sheet securitization trusts that we consolidate.

(3)
Includes incremental consolidations from third parties and acquisitions.

	On-Balance Sheet Three months ended September 30, 2005
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total On- Balance Sheet Portfolio
Beginning balance	$22,093	$44,641	$66,734	$6,097	$72,831
Net consolidations:
Incremental consolidations from third parties	—	1,306	1,306	—	1,306
Consolidations to third parties	(397)	(235)	(632)	(2)	(634)

Total net consolidations	(397)	1,071	674	(2)	672
Acquisitions	3,909	744	4,653	2,218	6,871

Net acquisitions	3,512	1,815	5,327	2,216	7,543

Internal Consolidations(2)	(2,144)	5,250	3,106	—	3,106
Off-balance sheet securitizations	—	—	—	—	—
Repayments/claims/resales/other	(1,107)	(513)	(1,620)	(234)	(1,854)

Ending balance	$22,354	$51,193	$73,547	$8,079	$81,626

	Off-Balance Sheet Three months ended September 30, 2005
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total Off- Balance Sheet Portfolio
Beginning balance	$25,033	$11,234	$36,267	$7,402	$43,669
Net consolidations:
Incremental consolidations from third parties	—	—	—	—	—
Consolidations to third parties	(582)	(85)	(667)	(4)	(671)

Total net consolidations	(582)	(85)	(667)	(4)	(671)
Acquisitions	86	48	134	41	175

Net acquisitions	(496)	(37)	(533)	37	(496)

Internal Consolidations(2)	(3,106)	—	(3,106)	—	(3,106)
Off-balance sheet securitizations	—	—	—	—	—
Repayments/claims/resales/other	(703)	(229)	(932)	(127)	(1,059)

Ending balance	$20,728	$10,968	$31,696	$7,312	$39,008

	Managed Portfolio Three months ended September 30, 2005
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total Managed Basis Portfolio
Beginning balance	$47,126	$55,875	$103,001	$13,499	$116,500
Net consolidations:
Incremental consolidations from third parties	—	1,306	1,306	—	1,306
Consolidations to third parties	(979)	(320)	(1,299)	(6)	(1,305)

Total net consolidations	(979)	986	7	(6)	1
Acquisitions	3,995	792	4,787	2,259	7,046

Net acquisitions	3,016	1,778	4,794	2,253	7,047

Internal Consolidations(2)	(5,250)	5,250	—	—	—
Off-balance sheet securitizations	—	—	—	—	—
Repayments/claims/resales/other	(1,810)	(742)	(2,552)	(361)	(2,913)

Ending balance	$43,082	$62,161	$105,243	$15,391	$120,634

Total Managed Acquisitions(3)	$3,995	$2,098	$6,093	$2,259	$8,352

(1)
FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

(2)
Represents FFELP/Stafford loans that we either own on-balance sheet or in our off-balance sheet securitization trusts that we consolidate.

(3)
Includes incremental consolidations from third parties and acquisitions.

	On-Balance Sheet Nine months ended September 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total On- Balance Sheet Portfolio
Beginning balance	$19,988	$54,859	$74,847	$7,757	$82,604
Net consolidations:
Incremental consolidations from third parties	—	3,391	3,391	41	3,432
Consolidations to third parties	(1,422)	(1,775)	(3,197)	(11)	(3,208)

Total net consolidations	(1,422)	1,616	194	30	224
Acquisitions	15,114	2,400	17,514	6,128	23,642

Net acquisitions	13,692	4,016	17,708	6,158	23,866

Internal consolidations	(4,772)	9,914	5,142	203	5,345
Off-balance sheet securitizations	(5,034)	(9,638)	(14,672)	(4,737)	(19,409)
Repayments/claims/resales/other	(1,260)	(1,949)	(3,209)	(1,159)	(4,368)

Ending balance	$22,614	$57,202	$79,816	$8,222	$88,038

	Off-Balance Sheet Nine months ended September 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total Off- Balance Sheet Portfolio
Beginning balance	$20,670	$10,575	$31,245	$8,680	$39,925
Net consolidations:
Incremental consolidations from third parties	—	—	—	—	—
Consolidations to third parties	(1,591)	(574)	(2,165)	(21)	(2,186)

Total net consolidations	(1,591)	(574)	(2,165)	(21)	(2,186)
Acquisitions	302	172	474	256	730

Net acquisitions	(1,289)	(402)	(1,691)	235	(1,456)

Internal consolidations	(4,634)	(508)	(5,142)	(203)	(5,345)
Off-balance sheet securitizations	5,034	9,638	14,672	4,737	19,409
Repayments/claims/resales/other	(2,608)	(558)	(3,166)	(470)	(3,636)

Ending balance	$17,173	$18,745	$35,918	$12,979	$48,897

	Managed Portfolio Nine months ended September 30, 2006
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total Managed Basis Portfolio
Beginning balance	$40,658	$65,434	$106,092	$16,437	$122,529
Net consolidations:
Incremental consolidations from third parties	—	3,391	3,391	41	3,432
Consolidations to third parties	(3,013)	(2,349)	(5,362)	(32)	(5,394)

Total net consolidations	(3,013)	1,042	(1,971)	9	(1,962)
Acquisitions	15,416	2,572	17,988	6,384	24,372

Net acquisitions	12,403	3,614	16,017	6,393	22,410

Internal consolidations	(9,406)	9,406	—	—	—
Off-balance sheet securitizations	—	—	—	—	—
Repayments/claims/resales/other	(3,868)	(2,507)	(6,375)	(1,629)	(8,004)

Ending balance	$39,787	$75,947	$115,734	$21,201	$136,935

Total Managed Acquisitions(3)	$15,416	$5,963	$21,379	$6,425	$27,804

(1)
FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

(2)
Represents FFELP/Stafford loans that we either own on-balance sheet or in our off-balance sheet securitization trusts that we consolidate.

(3)
Includes incremental consolidations from third parties and acquisitions.

	On-Balance Sheet Nine months ended September 30, 2005
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total On- Balance Sheet Portfolio
Beginning balance	$18,965	$41,596	$60,561	$5,420	$65,981
Net consolidations:
Incremental consolidations from third parties	—	3,145	3,145	—	3,145
Consolidations to third parties	(729)	(484)	(1,213)	(6)	(1,219)

Total net consolidations	(729)	2,661	1,932	(6)	1,926
Acquisitions	13,936	1,311	15,247	4,761	20,008

Net acquisitions	13,207	3,972	17,179	4,755	21,934

Internal consolidations	(4,195)	11,099	6,904	—	6,904
Off-balance sheet securitizations	(3,542)	(4,044)	(7,586)	(1,407)	(8,993)
Repayments/claims/resales/other	(2,081)	(1,430)	(3,511)	(689)	(4,200)

Ending balance	$22,354	$51,193	$73,547	$8,079	$81,626

	Off-Balance Sheet Nine months ended September 30, 2005
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total Off- Balance Sheet Portfolio
Beginning balance	$27,825	$7,570	$35,395	$6,062	$41,457
Net consolidations:
Incremental consolidations from third parties	—	—	—	—	—
Consolidations to third parties	(1,224)	(176)	(1,400)	(12)	(1,412)

Total net consolidations	(1,224)	(176)	(1,400)	(12)	(1,412)
Acquisitions	252	137	389	145	534

Net acquisitions	(972)	(39)	(1,011)	133	(878)

Internal consolidations	(6,895)	(9)	(6,904)	—	(6,904)
Off-balance sheet securitizations	3,542	4,044	7,586	1,407	8,993
Repayments/claims/resales/other	(2,772)	(598)	(3,370)	(290)	(3,660)

Ending balance	$20,728	$10,968	$31,696	$7,312	$39,008

	Managed Portfolio Nine months ended September 30, 2005
	FFELP Stafford and Other(1)	Consolidation Loans	Total FFELP	Total Private Education Loans	Total Managed Basis Portfolio
Beginning balance	$46,790	$49,166	$95,956	$11,482	$107,438
Net consolidations:
Incremental consolidations from third parties	—	3,145	3,145	—	3,145
Consolidations to third parties	(1,953)	(660)	(2,613)	(18)	(2,631)

Total net consolidations	(1,953)	2,485	532	(18)	514
Acquisitions	14,188	1,448	15,636	4,906	20,542

Net acquisitions	12,235	3,933	16,168	4,888	21,056

Internal consolidations	(11,090)	11,090	—	—	—
Off-balance sheet securitizations	—	—	—	—	—
Repayments/claims/resales/other	(4,853)	(2,028)	(6,881)	(979)	(7,860)

Ending balance	$43,082	$62,161	$105,243	$15,391	$120,634

Total Managed Acquisitions(3)	$14,188	$4,593	$18,781	$4,906	$23,687

(1)
FFELP category is primarily Stafford loans and also includes PLUS and HEAL loans.

(2)
Represents FFELP/Stafford loans that we either own on-balance sheet or in our off-balance sheet securitization trusts that we consolidate.

(3)
The purchases line includes incremental consolidations from third parties and acquisitions.

        The increase in consolidations to third parties in the second quarter of 2006 reflects FFELP lenders reconsolidating Consolidation Loans using the Direct Loan program as a pass-through entity to circumvent the statutory prohibition on the reconsolidation of Consolidation Loans. On March 17, 2006, ED issued a "Dear Colleague" letter that prohibited this "two-step" process unless the FFELP consolidation borrower applied for a Direct Loan consolidation by March 31, 2006. Accordingly, in the second quarter of 2006, there was a temporary increase in the reconsolidation of Consolidation Loans to process the back log of FDLP applications. In the third quarter of 2006, consolidation activity had returned to recent historical levels. The Higher Education Reconciliation Act of 2005 restricted further reconsolidation; as of July 1, 2006, borrowers with a FFELP Consolidation Loan may only reconsolidate with the FDLP if they are delinquent, referred to the guaranty agency for default aversion activity, and enter into the income contingent repayment program ("ICR") in the FDLP. Borrowers may also reconsolidate an existing Consolidation Loan with a new FFELP Stafford loan.

Other Income—Lending Business Segment

        The following table summarizes the components of other income for our Lending business segment for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and for the nine months ended September 30, 2006 and 2005.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Late fees	$26	$26	$23	$77	$67
Gains on sales of mortgages and other loan fees	5	4	6	12	14
Other	15	21	(29)	49	(9)

Total other income	$46	$51	$—	$138	$72

        Losses on investments in the year-ago period is primarily due to the $39 million leveraged lease impairment reserve recorded in the third quarter of 2005, which primarily reflects the impairment of an aircraft leased to Northwest Airlines, who declared bankruptcy in September 2005. Other income in the second quarter of 2006 includes a settlement received on the final disposition of leveraged leases for which we had previously reserved.

Operating Expenses—Lending Business Segment

        Operating expenses for our Lending business segment include costs incurred to service our Managed student loan portfolio and acquire student loans, as well as other general and administrative expenses. Both the second and third quarter 2006 operating expenses for the Lending business segment also include $8 million, respectively, of stock-based compensation expense, due to the implementation of SFAS No. 123(R) (see "RESULTS OF OPERATIONS—Stock-Based Compensation Expense").

DEBT MANAGEMENT OPERATIONS ("DMO") BUSINESS SEGMENT

        The following table includes "Core Earnings" results for our DMO business segment.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Total interest income	$—	$—	$—	$—	$—
Total interest expense	6	5	6	17	14

Net interest income	(6)	(5)	(6)	(17)	(14)
Less: provisions for losses	—	—	—	—	—

Net interest income after provisions for losses	(6)	(5)	(6)	(17)	(14)
Fee income	122	90	93	304	261
Collections revenue	58	67	42	182	119

Total other income	180	157	135	486	380
Operating expenses	91	85	72	266	204

Income before income taxes and minority interest in net earnings of subsidiaries	83	67	57	203	162
Income taxes	31	26	21	75	60

Income before minority interest in net earnings of subsidiaries	52	41	36	128	102
Minority interest in net earnings of subsidiaries	1	1	1	4	3

"Core Earnings" net income	$51	$40	$35	$124	$99

DMO Revenue by Product

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Purchased paper collections revenue	$58	$67	$42	$182	$119
Contingency:
Student loans	94	69	66	233	195
Other	9	9	9	28	28

Total contingency	103	78	75	261	223
Other	19	12	18	43	38

Total	$180	$157	$135	$486	$380

USA Funds(1)	$65	$46	$47	$158	$136

% of total DMO revenue	36%	29%	35%	32%	36%

(1)
United Student Aid Funds, Inc. ("USA Funds")

        Total DMO revenue increased by $23 million in the third quarter of 2006 versus the second quarter of 2006. The increase can primarily be attributed to a change in the federal regulations governing the rehabilitated loan policy which reduced the number of payments to qualify for a rehabilitated loan from twelve to nine months adding incremental revenue due to the accelerated process. The $45 million, or 33 percent, increase in DMO revenue for the third quarter of 2006 compared to the third quarter of 2005 can be attributed to the year-over-year growth in the purchased paper business of Arrow Financial Services and to revenue generated by GRP Financial Services (acquired in August 2005). The year-over-year growth in contingency fee revenue was primarily driven by the growth in guaranty agency collections, along with the change in the rehabilitation loan policy.

Purchased Paper—Non-Mortgage

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Face value of purchases for the period	$865	$461	$330	$1,857	$1,746
Purchase price for the period	79	41	25	154	90
% of face value purchased	9.2%	8.9%	7.5%	8.3%	5.2%
Gross Cash Collections ("GCC")	$81	$93	$61	$263	$179
Collections revenue	49	54	39	152	116
% of GCC	61%	58%	65%	58%	65%
Carrying value of purchases	$182	$152	$81	$182	$81

        The amount of face value of purchases in any quarter is a function of a combination of factors including the amount of receivables available for purchase in the marketplace, average age of each portfolio, the asset class of the receivables, and competition in the marketplace. As a result, the percentage of face value purchased will vary from quarter to quarter. The decrease in collections revenue as a percentage of GCC versus the prior year can primarily be attributed to the increase in new portfolio purchases in the second half of 2005. Typically, revenue recognition based on a portfolio's effective interest rate is a lower percentage of cash collections in the early stages of servicing a portfolio.

Purchased Paper—Mortgage/Properties

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005(1)	September 30, 2006	September 30, 2005(1)
Face value of purchases for the period	$140	$191	$34	$463	$34
Collections revenue	9	13	3	30	3
Collateral value of purchases	147	212	42	510	42
Purchase price for the period	114	160	32	388	32
% of collateral value	78%	76%	76%	76%	76%
Carrying value of purchases	$503	$453	$238	$503	$238

(1)
In August 2005, the Company acquired GRP. Prior to this acquisition, the Company was not in the mortgage purchased paper business.

        The purchase price for sub-performing and non-performing mortgage loans is generally determined as a percentage of the underlying collateral. Fluctuations in the purchase price as a percentage of collateral value can be caused by a number of factors including the percentage of second mortgages in the portfolio and the level of private mortgage insurance associated with particular assets.

Contingency Inventory

        The following table presents the outstanding inventory of receivables serviced through our DMO business.

	September 30, 2006	June 30, 2006	September 30, 2005
Contingency:
Contingency—Student loans	$6,736	$7,174	$6,985
Contingency—Other	1,477	2,594	2,106

Total	$8,213	$9,768	$9,091

        The reduction in student loan contingency inventory is caused by the change in the rehabilitated loan policy discussed above.

Operating Expenses—DMO Business Segment

        Operating expenses for our DMO business segment increased by $6 million, or 7 percent, to $91 million for the three months ended September 30, 2006 versus the prior quarter, and increased by $19 million or 26 percent versus the year-ago quarter. The increase in operating expenses versus the year-ago quarter was primarily due to the increase in accounts serviced and to higher expenses for outsourced collections and recovery costs. Also in the third quarter, the Company accrued expenses related to the shutdown of a facility.

        The second and third quarter of 2006 operating expenses for the DMO business segment also include $2 million and $4 million, respectively, of stock-based compensation expense, due to the implementation of SFAS No. 123(R) (see "RESULTS OF OPERATIONS—Stock-Based Compensation Expense").

CORPORATE AND OTHER BUSINESS SEGMENT

        The following table includes "Core Earnings" results for our Corporate and Other business segment.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Total interest income	$3	$1	$1	$5	$3
Total interest expense	4	1	1	6	4

Net interest income	(1)	—	—	(1)	(1)
Less: provisions for losses	—	—	—	—	—

Net interest income after provisions for losses	(1)	—	—	(1)	(1)
Fee income	39	33	36	99	94
Other income	41	24	36	95	97

Total other income	80	57	72	194	191
Operating expenses	70	50	65	178	179

Income before income taxes	9	7	7	15	11
Income tax expense	3	2	2	6	3

"Core Earnings" net income	$6	$5	$5	$9	$8

Fee and Other Income—Corporate and Other Business Segment

        The following table summarizes the components of fee and other income for our Corporate and Other business segment for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005 and nine months ended September 30, 2006 and 2005.

	Quarters ended			Nine months ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Guarantor servicing fees	$39	$33	$36	$99	$94
Loan servicing fees	8	7	11	23	36
Other	33	17	25	72	61

Total fee and other income	$80	$57	$72	$194	$191

        The increase in guarantor servicing fees versus the prior quarter is due to seasonality, partially offset by a $10 million increase in account maintenance fees in the second quarter of 2006 caused by a negotiated settlement with USA Funds such that USA Funds was able to cover the previous shortfall caused by the cap on payments from ED to guarantors in fiscal year 2006. This cap is removed by legislation reauthorizing the student loan programs of the Higher Education Act that will not go into effect before October 1, 2006. This was offset by seasonally higher issuance fees. Also, the third quarter of 2006 reflects two months of fees of Upromise, acquired in August 2006.

        USA Funds, the nation's largest guarantee agency, accounted for 81 percent, 85 percent and 79 percent, respectively, of guarantor servicing fees and 24 percent, 37 percent and 34 percent, respectively, of revenues associated with other products and services for the quarters ended September 30, 2006, June 30, 2006, and September 30, 2005.

Operating Expenses—Corporate and Other Business Segment

        Operating expenses for our Corporate and Other business segment include direct costs incurred to service loans for unrelated third parties and to perform guarantor servicing on behalf of guarantor agencies, as well as information technology expenses related to these functions. Both the second and third quarter 2006 operating expenses for our Corporate and Other business segment also include $4 million, respectively, of stock-based compensation expense, due to the implementation of SFAS No. 123(R) (see "RESULTS OF OPERATIONS—Stock-Based Compensation Expense"). Also, the third quarter of 2006 reflects two months of expenses of Upromise, acquired in August 2006.

RECENT DEVELOPMENTS

Extension of the Higher Education Act

        On September 30, 2006, the President signed into law P.L. 109-292, the Third Extension of the Higher Education Act ("HEA"), temporarily authorizing the rest of HEA until June 30, 2007. Included in the extension were several modifications to provisions passed in the Deficit Reduction Act of 2005. The first provision further limited the ability of schools to act as lenders in the FFELP, requiring that the statutory restrictions on "school as lender" apply to schools using "eligible lender trusts." Another provision clarified the rate for the Account Maintenance Fee paid to guaranty agencies.

Inspector General Audit of Nelnet on Special Allowance Payments

        On September 29, 2006, the U.S. Department of Education's Office of Inspector General ("OIG") issued a Final Audit Report on "Special Allowance Payments to Nelnet for Loans Funded by Tax-Exempt Obligations." In the report, the OIG concluded that Nelnet may have been improperly paid more than $278 million in special allowance payments ("SAP") from January 1, 2003 to June 30, 2005. Under the HEA, FFELP student loans funded by tax-exempt obligations originally issued before October 1, 1993 are only eligible to receive one-half of the SAP rate that would otherwise be payable, but the quarterly SAP rate must not be less than 9.5 percent, less the interest the lender receives from the borrower or the government, divided by four ("9.5 percent SAP"). In the report, the OIG claims that the loans were not acquired with funds from an eligible source in compliance with the HEA or the regulations or guidance issued by the Department of Education ("ED"). We believe that the OIG's legal analysis is incorrect and is inconsistent with well established ED guidance. The Secretary of ED may reject the OIG's findings. In May 2005, the OIG issued a Final Audit Report on 9.5 percent SAP payments to New Mexico Educational Assistance Foundation that contained findings on different issues but that were also inconsistent with well established guidance; the Secretary subsequently rejected those findings. Nevertheless, there can be no assurance that the Secretary will reject the OIG's findings and recommendations that Nelnet return past and forgo prospective 9.5 percent SAP payments. In the event the Secretary accepts the OIG's finding regarding Nelnet, it is possible that other holders of 9.5 percent SAP loans, including Sallie Mae, could be directed to calculate SAP in accordance with the OIG's interpretation and return funds to ED. As of September 30, 2006, Sallie Mae held approximately $550 million in 9.5 percent SAP loans, which were inherited by acquiring four non-profit lending agencies. At this time, we cannot predict the likelihood of such an outcome or the time period it might cover.

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SLM CORPORATION SUPPLEMENTAL FINANCIAL INFORMATION THIRD QUARTER 2006 (Dollars in millions, except per share amounts, unless otherwise stated)